UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Conformis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March   , 2022
Dear Fellow Conformis, Inc. Stockholders:
We invite you to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be conducted in virtual format only on Wednesday, May 4, 2022, beginning at 12:00 p.m. Eastern Time. The virtual format of the Annual Meeting will provide a safe experience for our stockholders and employees, and will continue to enable stockholder accessibility while improving meeting efficiency, reducing venue costs, and lowering environmental impacts from travel. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity by logging in at www.virtualshareholdermeeting.com/CFMS2022. Information on how to participate in this year’s meeting can be found on pages 1 through 3 of the accompanying proxy statement (the “Proxy Statement”) for the Annual Meeting.
The Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the Annual Meeting, which are described in more detail in the Proxy Statement.
All stockholders are cordially invited to attend the Annual Meeting virtually. We are providing proxy material access to our stockholders via the Internet at www.proxyvote.com. Internet distribution of our proxy materials conserves natural resources, lowers the cost of the Annual Meeting, and expedites receipt by stockholders. The matters to be acted upon at the Annual Meeting are also described in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that you will receive in the mail. Please give the proxy materials your careful attention.
You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your unique 16-digit control number provided in your Notice of Internet Availability. If you requested a proxy card by mail, you may vote by signing, voting, and returning the proxy card in the postage-paid envelope provided. If you attend the Annual Meeting virtually, you may vote at the Annual Meeting even if you previously returned your proxy card or voted via the Internet or by telephone. Please review the instructions for each voting option described in the Notice of Internet Availability and in the Proxy Statement.
Your vote is very important to us. Even if you plan to attend the Annual Meeting virtually, we encourage all of our stockholders to review these proxy materials and vote your shares prior to the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued confidence and investment in Conformis, Inc.
Sincerely,

Kenneth P. Fallon III
Chairman of the Board of Directors

Mark A. Augusti
President and Chief Executive Officer

Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, May 4, 2022
To the Stockholders of Conformis, Inc.
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Conformis, Inc., a Delaware corporation (the “Company”), will be held in virtual format only on Wednesday, May 4, 2022, beginning at 12:00 p.m. Eastern Time. The Annual Meeting will be held in virtual format to provide a safe experience for our stockholders and employees, while continuing to enable stockholder accessibility while improving meeting efficiency, reducing venue costs, and lowering environmental impacts from travel. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity by logging in at www.virtualshareholdermeeting.com/CFMS2022. Information on how to participate in this year’s meeting can be found on pages 1 through 3 of the proxy statement (the “Proxy Statement”) for the Annual Meeting. The purpose of the Annual Meeting is to consider and act upon the following matters:
1.
To elect three class I directors to our Board of Directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (Proposal 1);

2.	To approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock (Proposal 2);
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Annual Meeting (Proposal 3);
4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 4); and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These matters are more fully described in the Proxy Statement for the Annual Meeting. Only stockholders of record at the close of business on March 7, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting in virtual format. We are providing proxy material access to our stockholders via the Internet at www.proxyvote.com. The matters to be acted upon at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that you will receive in the mail. Please give the proxy materials your careful attention.
In addition to their availability at www.proxyvote.com, the Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available for viewing, printing and downloading at ir.conformis.com.
By Order of the Board of Directors,

Mark A. Augusti
President and Chief Executive Officer and Director
Billerica, Massachusetts
March   , 2022

Your vote is important. Please vote.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 4, 2022: The Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at ir.conformis.com under the tab “Financial Information” for viewing, downloading and printing.
To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/CFMS2022 and enter the unique 16-digit control number provided in your Notice of Internet Availability, voting instruction form, or proxy card. Stockholders may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website. Those without a 16-digit control number may attend the Annual Meeting in virtual format as guests, but will not have the option to vote or ask questions during the meeting. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before noon Eastern Time on May 3, 2022 and enter your 16-digit control number.
All stockholders are encouraged to vote their shares in advance online or, if you requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. For more detailed information, see the section entitled “Voting Procedures” beginning on page 2 of this proxy statement.

Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, May 4, 2022
Information About the Annual Meeting and Voting
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Conformis, Inc. (“Conformis,” “Company,” “we,” “our,” or “us”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in virtual format only on Wednesday, May 4, 2022, beginning at 12:00 p.m. Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held in virtual format only to provide a safe experience for our stockholders and employees, while continuing to enable stockholder accessibility while improving meeting efficiency, reducing venue costs, and lowering environmental impacts from travel. While you will not be able to attend the Annual Meeting at a physical location, we are committed to ensuring that stockholders will be afforded the same rights and participation opportunities during our meeting in virtual format that are comparable to those that have been provided at our past in-person Annual Meetings of Stockholders.
Participation in the Annual Meeting
Stockholders of record as of the record date will be able to participate in the meeting online, vote shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CFMS2022 and entering the stockholder’s unique 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), voting instruction form, or proxy card. Only stockholders and proxy holders who enter a valid control number will be able to submit questions and vote at the Annual Meeting.
The live webcast of the Annual Meeting will begin promptly at 12:00 p.m. Eastern Time on Wednesday, May 4, 2022. We encourage you to access the webcast early, starting at approximately 11:45 a.m. Eastern Time, to allow yourself time to log in and test your computer. If you experience technical difficulties during the check-in process or during the Annual Meeting please call 844-986-0822 (toll free) or 303-562-9302 (international) for assistance. Consistent with our historical practice of taking questions from stockholders who attend the Annual Meeting in person, stockholders will be able to ask questions during the Annual Meeting.
We will make an audio replay of the Annual Meeting available on the Conformis Investor Relations website shortly after the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance of the Annual Meeting as described in this proxy statement, so that your vote will be counted if you later decide not to attend the Annual Meeting or you encounter technical difficulties. If you wish to submit your votes before the Annual Meeting, then you do not have to vote at the Annual Meeting unless you wish to change your vote.
Attending the Annual Meeting as a Guest
If you do not have a 16-digit control number, you may still attend the Annual Meeting virtually as a guest in listen-only mode. To attend as a guest, please visit www.virtualshareholdermeeting.com/CFMS2022 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to vote or ask questions during the Annual Meeting if you participate as a guest.
Soliciting Proxies
We are providing these proxy materials on behalf of the Board of Directors to ask for your vote and to solicit your proxies for the Annual Meeting, or any adjournments or postponements thereof. Conformis will pay all proxy solicitation costs. Proxies may be solicited by officers, directors and employees of Conformis by telephone, facsimile, electronic transmission and personal interviews, none of whom will receive any additional compensation for their services.

We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock, par value $0.00001 per share (“common stock”). We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.
Record Date
Stockholders of record at the close of business on March 7, 2022, will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On March 7, 2022, there were outstanding and entitled to vote an aggregate of 185,559,112 shares of our common stock.
Voting Procedures
Your vote is important no matter how many shares you own. Please take the time to vote, and take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:
•
You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

•
You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

•
You may vote by mail. If you requested a proxy card by mail, you may vote by completing, dating and signing the proxy card delivered and promptly mailing it in the postage-paid envelope provided. If you vote by mail, you do not need to vote over the Internet or by telephone.

•
Online during the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CFMS2022, entering the 16-digit control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The Annual Meeting webcast will begin promptly at 12:00 p.m. Eastern Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the Annual Meeting please call 844-986-0822 (toll free) or 303-562-9302 (international) for assistance.

Uninstructed Shares
All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the Notice of Annual Meeting of Stockholders in accordance with the instructions set forth therein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board of Directors’ recommendations on such proposals as set forth in this proxy statement.
Changing your Vote
After you have submitted a proxy, you may still change your vote and/or revoke your proxy at any time prior to the Annual Meeting by doing any one of the following things:
•	file an instrument of revocation with our Chief Legal Officer at our principal executive offices, 600 Technology Park Drive, Billerica, MA 01821;
•	mail a new proxy card after the date of the proxy you wish to revoke to our Chief Legal Officer at our principal executive offices;
•	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or
•	vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CFMS2022, entering the 16-digit control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The Annual Meeting webcast will begin promptly at 12:00 p.m. Eastern Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the Annual Meeting please call 844-986-0822 (toll free) or 303-562-9302 (international) for assistance. Your attendance at the Annual Meeting alone will not revoke your proxy.
Beneficial Owners of Shares Held in Street Name
If the shares you own are held in “street name” by a bank, broker or other nominee record holder (collectively, “brokerage firms”), your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange (“NYSE”), the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The proposal to approve an amendment to the Company’s restated certificate of incorporation, as amended (“restated certificate of incorporation”), to effect a reverse stock split of the Company’s common stock (Proposal 2), and the ratification of Grant Thornton LLP as our independent registered public accounting firm (Proposal 4) are each considered to be discretionary items under the NYSE rules, and your brokerage firm will be able to vote your shares with respect to such proposals even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class I directors (Proposal 1), and the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (Proposal 3) are “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to such proposals, your brokerage firm will not vote your shares with respect to the proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
If your shares are held in street name, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CFMS2022. The Annual Meeting webcast will begin promptly at 12:00 p.m. Eastern Time on Wednesday, May 4, 2022. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. The availability of online voting may depend on the voting procedures of the organization that holds your shares. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a 16-digit control number from the record holder or your brokerage firm.
Quorum
The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
Votes Required to Approve a Proposal
The following votes are required for approval of the proposals being presented at the Annual Meeting:
Proposal 1: To Elect Three Class I Directors. Votes may be cast: “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors (except as described under “Corporate Governance—Majority Voting Standard for Director Elections” as described on page 15), although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: To Approve an Amendment to the Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of shares of common stock issued and outstanding as of the record date is required for the approval of the proposed amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of our common stock. Abstentions have the effect of votes “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.
Proposal 3: To Approve the Compensation of the Company’s Named Executive Officers. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 4: To Ratify the Selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022. Votes may be cast: “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have no effect on the outcome of this proposal. There will be no broker non-votes with respect to this proposal.
Tabulation and Reporting of Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. Conformis will publish the final voting results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.
This Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders were first made available to stockholders on or about March  , 2022.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held May 4, 2022:

This Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at ir.conformis.com under the tab “Financial Information” for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821, Attention: Investor Relations, Telephone: (781) 374-5598.
Proxy Materials Are Available on the Internet
Conformis uses the Internet as the primary means of furnishing proxy materials to stockholders. We send a Notice of Internet Availability to our stockholders with instructions on how to access the proxy materials online at www.proxyvote.com or request a printed copy of materials.
Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to reduce environmental impact and mailing costs.
Conformis’ proxy materials are also available at ir.conformis.com.

CORPORATE GOVERNANCE
Board of Directors
Members of Our Board of Directors
Set forth below are the names of and certain biographical information about each member of our Board of Directors and our director nominees. The information presented includes each director and nominee’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors and director nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process” and will provide the Company with the combined skills, experience, diversity, and personal qualities needed for an effective and engaged Board.
In accordance with the terms of our restated certificate of incorporation and amended and restated bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated two incumbent directors, Mr. Augusti and Ms. Bienkowski, and one new director nominee, Mr. Fischetti, for election as class I directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.
Name	Age	Position(s)	Class
Mark A. Augusti	56	President and Chief Executive Officer and Director	Class I
Carrie Bienkowski(2)	50	Director	Class I
Kenneth P. Fallon III(2)(3)	82	Director and Chairman of the Board of Directors	Class III
Gary P. Fischetti	61	Director Nominee(5)	Class I(5)
Philip W. Johnston(3)	77	Director	Class II
Bradley Langdale(1)(2)	57	Director	Class III
Richard Meelia(1)(2)	73	Director(4)	Class I(4)
Michael D. Milligan(1)(3)	58	Director	Class II
(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Mr. Meelia will retire from the Board of Directors as of the Annual Meeting and thus has not been nominated for re-election.
(5)	Our Board of Directors has nominated Mr. Fischetti to stand for election as a class I director at the Annual Meeting to fill the vacancy created by Mr. Meelia’s retirement.
Mark Augusti has served as our President and Chief Executive Officer and a Director since November 2016. Prior to joining Conformis, Mr. Augusti was Integra LifeSciences Corporation’s corporate vice president, and president of Orthopedics and Tissue Technologies. Mr. Augusti was responsible for the management of the Orthopedics and Tissue Technologies global division, which includes extremity implants, tissue products, and the Private Label business. His responsibilities included U.S. commercial leadership, global portfolio management, evaluation of corporate development opportunities and overall strategic direction. Prior to joining Integra in 2014, Mr. Augusti served as chief executive officer at Bioventus LLC from May 2012 to August 2013, and was a member of Bioventus’ Board of Directors during the same period. Prior to that, Mr. Augusti spent nine years with Smith & Nephew from April 2003 to April 2012 in a series of leadership roles, including President of Smith & Nephew’s Biologic Division, where he was appointed to lead Smith & Nephew’s new biologics initiative. He also served as Smith & Nephew’s president of the Orthopaedic Trauma & Clinical Therapies global business and senior vice president and general manager of the Trauma business. From 1987 to 2000, he spent 13 years at GE Medical Systems, where he held various sales, marketing and strategic management roles, both in the U.S. and internationally. Mr. Augusti received his M.B.A. from the UCLA Anderson School of Management, and his B.S. in Computer Science and Economics from Duke University. We believe that Mr. Augusti is qualified to serve on our Board of Directors due to his extensive management, medical technology and business experience. Our Board of Directors has nominated Mr. Augusti to stand for election as a class I director at the Annual Meeting. If elected, Mr. Augusti’s term as a class I director will expire at our 2025 Annual Meeting of Stockholders.

Carrie Bienkowski has served as a member of our Board of Directors since July 31, 2018. Since March 2020, Ms. Bienkowski has served as Chief Marketing and Digital Experience Officer of Athletico, Ltd. (“Athletico”). Prior to joining Athletico, Ms. Bienkowski acted as Chief Marketing Officer for online grocer Peapod, LLC from 2014 to December 2019. Other prior roles included serving as the Head of Buyer Experience for eBay Inc.’s Fashion vertical in the European markets. From 2002 to 2009, at C&E Advisory in London, Ms. Bienkowski counseled businesses and brands including L’Oreal, Sky Media, HSBC, Boots Pharmacy and Vodafone in sustainability strategies. Earlier in her career, Ms. Bienkowski spent nearly a decade at Procter & Gamble, where she served in various brand management roles. Ms. Bienkowski received her degree in finance and business economics from the University of Notre Dame. We believe that Ms. Bienkowski is qualified to serve on our Board of Directors due to her extensive experience in e-commerce, strategic business planning, new product development, customer experience strategy and brand management. Our Board of Directors nominated Ms. Bienkowski to stand for election as a class I director at the Annual Meeting. If elected, Ms. Bienkowski’s term as a class I director will expire at our 2025 Annual Meeting of Stockholders.
Kenneth P. Fallon III has served as a member of our Board of Directors since January 2005, and has served as Chairman of our Board of Directors since February 2015. Mr. Fallon retired from active employment in March 2003. From time to time between March 2004 to June 2009, Mr. Fallon served as an advisor to Kairos Partners, an investment firm. Mr. Fallon retired as the chairman of the board of Axya Medical, Inc., a medical device company, in March 2003. Prior to that, Mr. Fallon also served as the chief executive officer of Axya Medical, Inc.; as president of the surgical business at Haemonetics Corporation, a manufacturer of blood processing technology; as chief executive officer and chairman of the board of UltraCision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments; as president and chief executive officer of American Surgical Technologies Corporation, a company that manufactures laparoscopic viewing systems; as president, U.S. operations of Zimmer, Inc., a joint replacement company and then a subsidiary of Bristol-Myers Squibb Company; as president of Zimmer’s Orthopaedic Implant Division and as its vice president of marketing and positions of significant responsibility with the Codman and Orthopaedic Divisions of Johnson & Johnson, a global healthcare company. Mr. Fallon also served as a member of the board of directors of Osteotech, Inc., a company that produces bone graft materials for spinal procedures, from 1995 to 2010, including serving as chairman from April 2005 to August 2010, until it was acquired by Medtronic, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and an M.B.A. from Northeastern University. We believe that Mr. Fallon is qualified to serve on our Board of Directors due to his experience in the medical device industry, particularly his experience serving as the chief executive officer and a member of the board of directors of several medical device companies.
Gary P. Fischetti will stand for election, as a new member of our Board of Directors at the 2022 Annual Meeting of Stockholders. Mr. Fischetti currently serves as the Chairman of the Board for Orchid Orthopedic Solutions and board member for Extremity Medical. Mr. Fischetti retired from active employment in January of 2018. Prior to retirement, Mr. Fischetti served as the Company Group Chairman – NA Medical Devices for all Johnson & Johnson Medical Device businesses from 2015 to December 2017. In this role, he oversaw all aspects of sales and marketing strategy and execution as well as commercial operations and full P&L responsibility in the US and Canada. During his 35 years tenure at Johnson & Johnson, Mr. Fischetti served in many leadership roles in multiple businesses and holding various roles with both domestic and worldwide responsibilities. Mr. Fischetti also served as the WW Company Group Chairman for the Family of DePuy Synthes Companies, which included Joint Reconstruction, Spine, Trauma, CMF, and Powertools. Prior to that he was the WW Company Group Chairman for all the DePuy Orthopaedic businesses and the Codman franchise. Prior to that, Mr. Fischetti had been Worldwide President of DePuy Spine from 2005 to 2009. Mr. Fischetti has a BSBA degree in finance from Villanova University and an M.B.A. from Rutgers University. We believe that Mr. Fischetti is qualified to serve on our Board of Directors due to his experience in the medical device industry, particularly his extensive experience in strategic planning, organizational change, management responsibilities, and as Company Chairman of medical device companies. Our Board of Directors nominated Mr. Fischetti to stand for election as a class I director at the Annual Meeting. If elected, Mr. Fischetti’s term as a class I director will expire at our 2025 Annual Meeting of Stockholders.
Philip W. Johnston has served as a member of our Board of Directors since May 2017. Mr. Johnston is the president and founder of Philip W. Johnston Associates, LLC, a communications and public affairs consulting firm. Prior to establishing his firm in 1996, Mr. Johnston served in senior positions in the Massachusetts legislature, the Massachusetts state cabinet, and the U.S. government. Mr. Johnston served five consecutive terms as an elected state representative from the Fourth Plymouth District of Massachusetts. From 2000 to 2007, Mr. Johnston served as chair of the Massachusetts Democratic Party. From 1992 to 1996, Mr. Johnston served as the New England administrator of the U.S. Department of Health and Human Services. In 1991, Mr. Johnston served as the executive director of the Robert F. Kennedy Human Rights organization. In 1984, Mr. Johnston was appointed to serve as the Secretary of Health and Human Services in Massachusetts, administering 17 state agencies in the health and human services field. Since 1998, Mr. Johnston has served on the board of directors of Blue Cross Blue Shield of Massachusetts. Since 2012, Mr. Johnston has served as the chair of the board of the Blue Cross Blue Shield of Massachusetts Foundation, which provides grants to Massachusetts nonprofit organizations that work in the healthcare field on behalf of low-income citizens. Since 2007, Mr. Johnston has served as a member of the board of trustees of the University of Massachusetts, and he chaired the search committee for a new Chancellor at the University of Massachusetts Medical School. Mr. Johnston is currently the vice chair of the University of Massachusetts Building Authority board of directors, and the vice chair of the University of Massachusetts Foundation. Mr. Johnston is currently the board chair of the Massachusetts Health Policy Forum, and serves as a member of the boards of the Robert F. Kennedy Center for Justice and Human Rights, the Carroll Center for the Blind, the Tramuto Foundation, along with the advisory board for the Kenneth B. Schwartz Center and the Advisory Board of the Taubman Center for State and Local Government at the Harvard Kennedy School. In addition, Mr. Johnston is a trustee of the Franklin D. Roosevelt Presidential Library and Museum in Hyde Park, New York. Mr. Johnston founded and currently serves on the advisory board of the Robert F. Kennedy Children’s Action Corps, one of the top juvenile justice and social services agencies in the country. Mr. Johnston received a B.A. from the University of Massachusetts at Amherst, a M.A. from the John F. Kennedy School of Government at Harvard University and honorary degrees from the University of Massachusetts Boston, Bridgewater State College, and Curry College. We believe that Mr. Johnston is qualified to serve on our Board of Directors due to his extensive leadership and directorship experience in the field of healthcare management.
Bradley Langdale has served as a member of our Board of Directors since May 2008. From February 1996 until his retirement from active employment in December 2007, Mr. Langdale served in various roles at Masimo Corporation, a noninvasive monitoring technology company, including executive vice president, chief financial officer and executive vice president, chief marketing officer. From November 2015 until August 2018, Mr. Langdale served as a Director of Neurorecovery Technologies, Inc., a medical technology company focused on the design and development of devices and applications to help restore function and movement in patients with paralysis. In addition, Mr. Langdale previously served as director of finance for CareLine, Inc., an emergency medical services provider; manager of financial forecasting for Sunrise Company, a private real estate development company; and as a senior accountant for Price Waterhouse & Company LLP (now PricewaterhouseCoopers LLP), a global professional services organization. Mr. Langdale is a Certified Public Accountant and has a B.A. in Economics/Business from the University of California, Los Angeles. We believe that Mr. Langdale is qualified to serve on our Board of Directors due to his extensive management, accounting and business experience.
Richard Meelia has served as a member of our Board of Directors since June 2015. Since July 2011, Mr. Meelia has served as a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. From July 2007 to July 2011, Mr. Meelia served as president and chief executive officer of Covidien plc, a global healthcare products company, which was formerly known as Tyco Healthcare a division of Tyco International Ltd., a healthcare and security company. From January 1995 through its separation from Tyco International in June 2007, Mr. Meelia served as the president of Tyco Healthcare. From January 1991 to January 1995, Mr. Meelia served as the group president of Kendall Healthcare Products Company, a medical products manufacturer and the foundation of the Tyco Healthcare business. Since July 2011, Mr. Meelia has served as chairman of the board of directors of Haemonetics Corporation, a global provider of blood and plasma supplies and services. He also currently serves as chairman of the board of Apollo Endosurgery Inc., a public company focused on the development of devices that advance therapeutic endoscopy, and as a member of several charitable boards, including Tufts Medical Center and St. Anselm College. In addition, Mr. Meelia served as chairman of the board of directors of Covidien plc from October 2008 to March 2012. Mr. Meelia has a B.A. from Saint Anselm College and an M.B.A. from Boston College. Mr. Meelia will retire from the Board of Directors as of the Annual Meeting and thus has not been nominated for re-election.
Michael D. Milligan has served as a member of our Board of Directors since November 2011. Since October 2002, Mr. Milligan has served as president and chief executive officer at Axel Johnson Inc., a private industrial and investment company. Prior to joining Axel Johnson Inc., Mr. Milligan spent 17 years as a partner and member of the board of directors of Monitor Group, a global consulting and merchant banking firm. In addition, Mr. Milligan is chairman of the board of directors of Sprague Resources L.P., a supplier of energy and materials handling services in the Northeast United States and is a member of the board of directors of Cadence Inc., a supplier of advanced products, technologies and services to medical, life science, automotive, and industrial companies, Decisyon Inc., an enterprise software company, Kinetico Incorporated, a residential and commercial water treatment systems provider, Parkson Corporation, a provider of engineered solutions for municipal and industrial water treatment, and Walk2Campus Holdings, LLC, a real estate investment company providing student housing in proximity to public universities. Mr. Milligan has an A.B. from Bowdoin College and an M.B.A. from Harvard University. We believe that Mr. Milligan is qualified to serve on our Board of Directors due to his extensive business and investment experience across a broad range of disciplines and industry sectors.
Board Composition
In accordance with the terms of our restated certificate of incorporation and amended and restated bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
The Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated two incumbent directors, Mr. Augusti and Ms. Bienkowski, and one new director nominee, Mr. Fischetti, for election as class I directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.
Prior to the Annual Meeting, the members of the classes are as follows:
•
the class I directors are Mark A. Augusti, Carrie Bienkowski and Richard J. Meelia, and their terms will expire at the 2022 Annual Meeting of Stockholders. Mr. Meelia will retire from the Board of Directors as of the Annual Meeting and thus has not been nominated for re-election;

•	the class II directors are Philip W. Johnston and Michael D. Milligan, and their terms will expire at the 2023 Annual Meeting of Stockholders; and
•	the class III directors are Kenneth P. Fallon III and Bradley Langdale, and their terms will expire at the 2024 Annual Meeting of Stockholders.
Mr. Fallon serves as the Chairman of the Board of Directors.
The Board of Directors knows of no reason why any of the nominees for director at the Annual Meeting would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.
Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Our restated certificate of incorporation and our amended and restated bylaws provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Board Leadership Structure
Our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall periodically assess the Board of Directors’ leadership structure, including whether the offices of chief executive officer and chairman of the Board of Directors should be separate. Our corporate governance guidelines provide the Board of Directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board of Directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chairman of the Board of Directors. Our president and chief executive officer is responsible for setting the strategic direction and the day-to-day leadership and performance of our company, while the chairman of the Board of Directors presides over meetings of the Board of Directors, including executive sessions of the Board of Directors, and performs oversight responsibilities. The Board of Directors has not appointed a lead independent director. Our Board of Directors has three standing committees that currently consist of, and are chaired by, independent directors. Our Board of Directors delegates certain responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors’ proceedings.
Board Determination of Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In 2022, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our current directors, with the exception of Mr. Augusti, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board of Directors has determined that, if elected, Mr. Fischetti will also qualify as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.
Our Board of Directors also determined that Bradley Langdale, Richard Meelia and Michael D. Milligan, who currently constitute our Audit Committee, and Kenneth P. Fallon III, Bradley Langdale, Richard Meelia and Carrie Bienkowski who constitute our Compensation Committee, satisfy the independence and other qualification standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
There are no family relationships among any of our directors or executive officers.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by our Board. Copies of the charters of each of these committees are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.

Audit Committee	Compensation Committee	Nominating and Governance Committee	Independent
Mark Augusti				
Carrie Bienkowski		Member		
Kenneth Fallon III *Independent Chairman*		Member	Chairperson	
Philip W. Johnston			Member	
Bradley Langdale (Financial Expert)	Chairperson	Chairperson		
Richard Meelia[(1)]	Member	Member		
Michael Milligan	Member		Member	

Chairperson Member Financial Expert

(1)	Mr. Meelia will retire from the Board of Directors as of the Annual Meeting and thus has not been nominated for re-election.
Audit Committee
The members of our Audit Committee are Bradley Langdale, Richard Meelia and Michael D. Milligan. Mr. Langdale is the chair of the Audit Committee.
Our Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions;
•	preparing and approving the Audit Committee report required by SEC rules; and
•	evaluating, at least on an annual basis, its own performance, the adequacy of its charter, and the performance of its duties.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our Audit Committee.
Our Board of Directors has determined that Mr. Langdale is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
The Audit Committee met 6 times during 2021.
Compensation Committee
The members of our Compensation Committee are Carrie Bienkowski, Kenneth P. Fallon III, Bradley Langdale and Richard J. Meelia. Mr. Langdale is the chair of the Compensation Committee.
Our Compensation Committee’s responsibilities include:
•	reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer’s compensation as well as the compensation of our other executive officers;
•	reviewing and approving any perquisites and benefit policies or programs available to our executive officers;
•	annually review the performance of our Chief Executive Officer and other executive officers;
•	reviewing and making recommendations to our Board of Directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis;”
•	reviewing and approving disclosure to the extent such disclosure is required by SEC rules;
•	preparing the Compensation Committee report if and to the extent required by SEC rules;
•	evaluating, at least on an annual basis, its own performance, the adequacy of its charter, and the performance of its duties.
The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.
The Compensation Committee met 7 times during 2021.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Kenneth P. Fallon III, Philip W. Johnston and Michael D. Milligan. Mr. Fallon is the chair of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying and recommending individuals qualified to become members of our Board;
•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•	developing and recommending to our Board corporate governance guidelines applicable to the Company and appropriate amendments thereto;
•	monitoring and overseeing management’s efforts and activities on sustainability initiatives, including environmental, social, and governance (“ESG”) matters; and
•
overseeing a periodic evaluation of our Board, its committees and management, including evaluating, at least on an annual basis, its own performance, the adequacy of its charter, and the performance of its duties as set forth in the committee’s charter.

The Nominating and Corporate Governance Committee met 5 times during 2021.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Carrie Bienkowski, Kenneth P. Fallon III, Bradley Langdale and Richard J. Meelia. None of our directors who sat on our Compensation Committee in 2021 are officers or employees of Conformis, nor have they ever been officers or employees of Conformis. None of our executive officers serve, or in the past have served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve or served as members of our Board of Directors or our Compensation Committee in 2021.
Board Meetings and Attendance
Our Board of Directors met 10 times during 2021. During 2021, each of our directors attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees of the Board on which he or she then served.
Our directors are expected, but not required, to attend our annual meetings of stockholders. In 2021, all seven of our directors attended the Annual Meeting of Stockholders.
Board Processes
Oversight of Risk
Our Board is responsible for overseeing our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks. Our Board and its Committees manage the following specific areas: our Audit Committee oversees risk management activities related to financial controls, cyber security, and legal and compliance risks; our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and management succession planning; and our Compensation Committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying and evaluating new director candidates for potential nomination and may use a search firm or consider recommendations from Board members or others to assist in identifying qualified directors. Our Nominating and Corporate Governance Committee also evaluates the performance of our Board and its committees, including the performance of existing directors being considered for re-election. Our Nominating and Corporate Governance Committee considers many factors including biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our Board, interviews of selected candidates by members of the committee and our Board.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Our priority in selection of Board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Although our Board and Nominating and Corporate Governance Committee do not have a formal policy on diversity, we endeavor for the Board to be comprised of a diverse selection of individuals who bring their personal and professional experiences to bear in order to create a constructive debate of a variety of views and opinions in the boardroom. The Company recognizes that diversity has multiple dimensions. In identifying potential candidates, the Board and Nominating and Corporate Governance Committee seek to take into consideration the full breadth of diversity, including personal factors, such as gender, ethnicity, race, and age, as well as professional characteristics, such as a director’s industry, area of expertise, and geographic location.
The nominee biographies under “—Board of Directors—Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our current directors and director nominees that led our Nominating and Corporate Governance Committee and our Board to conclude each of our current directors and director nominees should serve as a director of Conformis. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to Conformis, Inc., Attention: Chief Legal Officer, 600 Technology Park Drive, Billerica, MA 01821. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications with Stockholders
Our Board is committed to strong corporate governance, which we believe helps promote the long-term interests of Conformis and our stockholders. We seek a collaborative approach to stockholder issues that affect our business and to help ensure that our stockholders see our governance practices as well-structured. For example, our management, and in some cases, members of the Board, speak to significant stockholders from time-to-time to seek insights into their views on our corporate governance and executive compensation practices, and on our overall company performance.
Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to Conformis, Inc., Attention: Chief Legal Officer, 600 Technology Park Drive, Billerica, MA 01821 or by calling (781) 345-9001. Additional information about contacting Conformis is posted under the heading “IR Contacts” on the Investor Relations section of our website, which is located at ir.conformis.com.
In addition, stockholders who wish to communicate with any member of our Board or our entire Board may do so by writing to Kenneth P. Fallon III, Chairman of the Board, c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. Our corporate governance guidelines provide that:
•	our Board’s principal responsibility is to oversee the management of our Company;
•	except as may otherwise be permitted by the Nasdaq Listing Rules, a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new officers and directors may participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our Nominating and Corporate Governance Committee will oversee a periodic self-evaluation of the Board to determine whether the Board and its committees are functioning effectively.
A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.
Board Policies
Related-Person Transactions
Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our Chief Financial Officer or Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Audit Committee meetings, subject to ratification by the committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.
A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:
•	the related person’s interest in the related-person transaction;
•	the approximate dollar value of the amount involved in the related-person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-person transaction; and
•
any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our restated certificate of incorporation and amended or restated bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.
Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, there have been no transactions since January 1, 2021 to which we were or will be a party, and in which
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Code of Business Conduct and Ethics
Our Board of Directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. An executive compliance committee composed of the executive officers has been established to assist the Audit Committee in fulfilling its oversight responsibilities with the respect to compliance and ethics programs, including compliance with the code of business conduct and ethics.
Majority Voting Standard for Director Elections
Our corporate governance guidelines reflect that our Board of Directors will not nominate any person for service on the Board (other than any person nominated or designated pursuant to any agreement or arrangement to which Conformis is a party) unless such person (a “Nominee”) has agreed to resign from the Board upon failing to receive a majority of the votes cast in any future election that is not a Contested Election (as defined below), contingent on acceptance of that proffered resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. Under this policy, in the event a Nominee fails to receive a majority of the votes cast in any future election that is not a Contested Election, our Nominating and Corporate Governance Committee, or such other committee designated by the Board, will make a recommendation to the Board as to whether to accept or reject the resignation of such Nominee, or whether other action should be taken. The Board will then act on the proffered resignation, taking into account the committee’s recommendation, within 90 days of certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. A Nominee who becomes or remains a director but who has failed to receive a majority of the votes cast in any future election that is not a Contested Election and who tenders his or her resignation shall remain active and engaged in Board activities while the committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such director will not participate in any proceedings by the Board or any committee thereof regarding whether to accept or reject such director’s resignation, or whether to take other action with respect to such director. An election of directors is a “Contested Election” if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company, or at any time thereafter, the number of nominees exceeds the number of directors to be elected. For purposes of this provision, a “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes “against” or “withheld” as to that director’s election (with “broker non-votes” not counted as a vote cast either “for” or “against/withheld” as to that director’s election). If the Board accepts a Nominee’s resignation, then the Board may fill any resulting vacancy pursuant to Section 2.9 of our amended and restated bylaws.
Stock Ownership Guidelines and Holding Requirements
Stock ownership by our executive officers and directors is a key consideration of our executive and director compensation philosophy. We believe that executive and director ownership of our stock demonstrates to investors that our executives and directors have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs. Our stock ownership guidelines, which we adopted in March 2021, provide that our Chief Executive Officer should have an ownership in the Company’s common stock equal to five times his or her annual base salary, while all other executive officers should have an ownership equal to two times his or her annual salary. The guidelines provide that each director should have an ownership equal to five times his or her cash retainer for Board service. Full credit is given under the guidelines for (i) common stock owned and (ii) unvested or unsettled time-based vesting restricted stock or units. No credit is given for unexercised stock options, whether or not vested and whether or not in-the-money. The guidelines include a 5-year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured periodically. During the phase-in period, participants must retain (i) 50% of net after-tax shares resulting from restricted stock/unit vesting, and (ii) shares representing 50% of the underlying gain (not including shares sold or withheld to pay the exercise price or tax withholding) received upon the exercise of a stock option, in each case until the applicable ownership level has been achieved.
If an executive officer or director is not in compliance with the guidelines at the end of the 5-year phase-in period, such person is subject to holding requirements that provide that he or she must retain (i) 100% of net after-tax shares resulting from restricted stock/unit vesting, and (ii) shares representing 100% of the underlying gain (not including shares sold or withheld to pay the exercise price or tax withholding) received upon the exercise of a stock option, in each case until compliance is achieved.
We measure progress towards meeting and maintaining the guidelines on July 1 of each year. As of July 1, 2021, our most recent measurement date, all directors and officers were in compliance with the guidelines.
Clawback Policy
The Company’s corporate governance guidelines include an executive recoupment (or clawback) policy. This policy provides a framework for the recovery of compensation delivered to any executive officer whose intentional acts, or failures to act, are responsible in whole, or in part, for the material restatement of Conformis’ publicly filed financial results due to fraud or misconduct, including gross negligence, on the part of such executive. The policy is intended to ensure that executive officers act in the best interest of Conformis and its stockholders. In the event of a material restatement of Conformis’ financial statements, the policy provides that the Board, in its sole discretion, will: (i) evaluate the circumstances of such material restatement of Conformis’ financial statements and determine whether fraud or misconduct, including gross negligence, involving intentional acts, or failures to act, on the part of any executive officer was responsible in whole, or in part, for the restatement; (ii) determine the time period involved with, and subsequent periods affected by, any such fraud or misconduct; and (iii) determine the amount of compensation that should be recouped in each case if such fraud or misconduct is determined to have occurred. If the Board determines that recoupment of compensation is warranted, the Board may take appropriate action, including, (A) demanding repayment of bonus or incentive compensation received or awarded for the period affected by the restatement to the extent the amount of any such bonus or compensation would have been lower had the financial results been properly reported, (B) any gains realized as a result of exercising an option during, or awarded for performance during, the period, (C) any gains realized as a result of the vesting or payment of long-term incentives during, or awarded for performance during, the period, and/or (D) any equity compensation awarded during, or based upon performance for, the period. The Board may also reduce future compensation as a means to recover the amount the Board determines should be recouped.
Hedging and Pledging Policies
Under the Company’s corporate governance guidelines, all directors, executives and employees are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.
Periodic Review of Classified Board Structure
In accordance with the terms of Conformis’ restated certificate of incorporation, and amended and restated bylaws, (a) the Board is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms, (b) directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that Conformis’ stockholders would be entitled to cast in an annual election of directors, and (c) the stockholders may not adopt, amend, alter or repeal the bylaws, or adopt any provision inconsistent therewith, unless such action is approved by the affirmative vote of the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors. These provisions were included in Conformis’ restated certificate of incorporation and amended and restated bylaws when Conformis consummated its initial public offering, and the Board believes that they promote stockholder interests by promoting long-term value creation and making Conformis less vulnerable to short-termist pressures that may seek to deliver immediate stockholder returns by underinvesting in long-term growth (particularly given the high volatility in Conformis’ stock price in recent years). It is the policy of the Board that the Board will review the continued appropriateness of these provisions periodically, and no less than annually, to confirm that the Board believes that they continue to promote stockholder interests. The Board conducted such an evaluation in March 2022 and concluded that these provisions continued to remain, in the view of the Board, appropriate and in the interests of stockholders.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers:
Name	Age	Position(s)
Mark A. Augusti	56	President and Chief Executive Officer and Director
Robert S. Howe	52	Chief Financial Officer and Treasurer
J. Brent Alldredge(1)	47	Chief Legal Officer and Corporate Secretary
Denise Pedulla(2)	62	Chief Legal Officer and Corporate Secretary
(1)	Mr. Alldredge resigned from the Company effective January 16, 2022.
(2)	Ms. Pedulla was appointed to serve as Chief Legal Officer and Corporate Secretary effective March 14, 2022
In addition to the biographical information for Mark A. Augusti, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our Board of Directors.
Robert S. Howe has served as our Chief Financial Officer and Treasurer since February 2020. From May 2015 to February 2020, Mr. Howe was Vice President of Finance and Corporate Controller at NxStage Medical, Inc., a medical technology and device company focused on treatments for kidney failure, which was publicly listed on the Nasdaq Global Select Market until its acquisition by Fresenius Medical Care in February 2019. Prior to joining NxStage Medical, Mr. Howe served as Vice President, Financial Planning and Analysis – Cardio & Vascular Division at Lake Region Medical Inc. from August 2014 to May 2015 and Senior Director of Financial Planning and Analysis for its Advanced Surgical Division from July 2013 to August 2014. Prior to that, Mr. Howe held various leadership positions at Boston Scientific Corporation. Mr. Howe received his M.B.A. degree from Boston University and his B.S. degree in Finance and Entrepreneurial Studies from Babson College.
J. Brent Alldredge served as our Chief Legal Officer and Corporate Secretary from July 2019 to January 2022. In connection with his resignation from the Company, on December 22, 2021, the Company entered into a consulting agreement with Mr. Alldredge, effective as of December 17, 2021, pursuant to which Mr. Alldredge provided consulting, transition and similar services to the Company following his departure until February 25, 2022. Prior to joining Conformis, Mr. Alldredge was the Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary of Orthofix Medical Inc., a diversified global medical device company, from August 2016 until July 2019. Before that, Mr. Alldredge served in various roles of increasing responsibility with Orthofix, including Interim General Counsel and Corporate Secretary, and Vice President, Deputy General Counsel, and Assistant Corporate Secretary. Before joining Orthofix in January 2011, Mr. Alldredge was an attorney at Baker & McKenzie LLP, a leading global law firm, and also served as briefing attorney and law clerk to the Chief Justice of Texas’ Sixth District Court of Appeals. Mr. Alldredge is a graduate of Brigham Young University and earned his Juris Doctorate from Southern Methodist University Dedman School of Law, where he served as the Managing Editor of the SMU Law Review.
Denise E. Pedulla joined us in March 2022 as our Chief Legal Officer and Corporate Secretary. Prior to joining Conformis, Ms. Pedulla served as the General Counsel and Corporate Secretary of NeoGenomics, Inc., a Nasdaq-listed company operating a network of cancer-focused testing laboratories in the United States, Europe and Asia, from December 2015 until June 2021. From 2011 to 2015, Ms. Pedulla served as a Principal at Berkeley Research Group in its Compliance and Regulatory Risk Management practice group and was engaged in private law practice. Prior to that, from 2008 to 2011, Ms. Pedulla was the Senior Vice President and Chief Compliance Officer at Orthofix International NV, a global orthopedic medical device company. From 2000 to 2008, Ms. Pedulla, a health care lawyer, was engaged in private law practice and provided legal counsel to hospitals, clinical laboratories, durable medical equipment suppliers and other health care providers in the areas of healthcare fraud and abuse, regulatory compliance, billing and reimbursement, corporate compliance program development, corporate governance, commercial contracting, and government affairs. From 1996 to 2000, Ms. Pedulla was employed at Fresenius Medical Care North America in positions of increasing responsibility, including Associate General Counsel and Vice President of Compliance, Regulatory and Government Affairs for its clinical laboratory division. Ms. Pedulla received a B.S. in Nursing and Psychology from Boston College, a J.D. from Suffolk Law School, and an M.P.H. in Health Policy and Management from Harvard University. She also holds a Certification in Health Care Compliance (“CHC”) from the Health Care Compliance Association (“HCCA”). Ms. Pedulla is a licensed attorney in Massachusetts and Florida and is a member of the HCCA, the American Health Lawyers Association and the Health Law Sections of the American, Florida, and Massachusetts Bar Associations.

EXECUTIVE COMPENSATION
As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies or emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. As a smaller reporting company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”
Our named executive officers for the year ended December 31, 2021 were as follows: Mark A. Augusti, our President and Chief Executive Officer; Robert S. Howe, our Chief Financial Officer; and J. Brent Alldredge, our Chief Legal Officer and Corporate Secretary (who has subsequently been succeeded by Ms. Pedulla).
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2021 and December 31, 2020.
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Mark A. Augusti(4) President and Chief Executive Officer	2021	551,668	468,918	1,048,888	0	0	197,985(5)	2,267,459
	2020	551,668	234,459	664,768	0	0	203,270(6)	1,654,165

Robert S. Howe Chief Financial Officer and Treasurer	2021	346,154(7)	152,000	524,444	0	0	26,752(8)	1,049,350
	2020	297,500(9)	100,000	218,180	122,300	0	110,463(10)	848,443

J. Brent Alldredge(11) Chief Legal Officer and Secretary	2021	366,494(12)	0	524,444	0	0	26,752(13)	917,690
	2020	365,650	73,130	361,884	0	0	31,717(14)	832,381
(1)	The aggregate amounts reported in the “Bonus” column represent bonuses earned, if any, with respect to the applicable fiscal year.
(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimates of forfeitures. See Note J to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 2, 2022, regarding assumptions underlying the valuation of equity awards.

(3)
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, such as for recruitment purposes. In addition, our named executive officers are eligible to receive the same employee benefits that are generally available to all our full-time employees, and do not receive additional health, welfare or retirement benefits.

(4)	Mr. Augusti has served as a member of our Board of Directors since November 2016 but does not receive any additional compensation for his service as a director.
(5)
Such amount includes $178,572 in residency expenses, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $12,288 in insurance premiums that we paid in respect of Mr. Augusti.

(6)
Such amount includes $178,571 in residency expenses, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $17,573 in insurance premiums that we paid in respect of Mr. Augusti.

(7)	Mr. Howe’s annualized base salary was increased in November 2021 to $380,000.
(8)	Such amount includes the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $19,627 in insurance premiums that we paid in respect of Mr. Howe.
(9)	Mr. Howe joined us on February 17, 2020 and had an annualized base salary of $340,000, which was prorated in 2020.
(10)
Such amount includes $90,000 in bonus pursuant to his employment agreement, the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $13,338 in insurance premiums that we paid in respect of Mr. Howe.

(11)	Mr. Alldredge joined us on July 29, 2019, and resigned from his position on January 16, 2022.

(12)	Mr. Alldredge’s annualized base salary was increased in December 2021 to $376,620.
(13)	Such amount includes the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $19,627 in insurance premiums that we paid in respect of Mr. Alldredge .
(14)	Such amount includes the Company’s matching contributions under our 401(k) Savings and Investment Plan, and $24,592 in insurance premiums that we paid in respect of Mr. Alldredge.
Narrative Disclosure to Summary Compensation Table
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends to our Board of Directors the compensation for each executive officer and our Chief Executive Officer, including equity-based awards. The Compensation Committee has the authority to approve the cash compensation of our executive officers, but has historically made recommendations to our Board of Directors regarding such compensation. Our Board of Directors, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers, including our Chief Executive Officer. In 2021, our Compensation Committee engaged Pearl Meyer (“Pearl Meyer”) as an independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies. The Compensation Committee has determined that there are no conflicts of interest or other applicable factors affecting independence with its retention of Pearl Meyer, as required by the Nasdaq Listing Rules.
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Our Board of Directors has, in its discretion, awarded cash bonuses and granted equity awards in the form of restricted stock or stock options as bonuses to our executive officers from time to time in the past, and may award cash bonuses and grant equity awards as bonuses to our executive officers in the future.
Base Salaries
In 2021, we paid base salaries of $551,668 to Mr. Augusti, $380,000 to Mr. Howe and $376,620 to Mr. Alldredge.
For 2022, based on recommendations from our Compensation Committee, the Board of Directors approved an annual salary for Mr. Augusti of $579,251; for Mr. Howe of $380,000; and for Ms. Pedulla of $375,000. These 2022 salaries reflect a thoughtful analysis and discussion of a variety of factors by the Compensation Committee. These include, but are not limited to, the comprehensive review as conducted by Pearl Meyer, current macroeconomic trends, current local wages, the environment in which the Company competes for talent, and the Compensation Committee’s desire to assist the Company in retaining talent. Mr. Howe’s base salary reflects a one-time market adjustment based on these considerations. Mr. Augusti did not receive a salary market adjustment, but did receive a merit increase consistent with the average corporate merit increase.
Conformis 2021 Incentive Compensation Program
The Conformis 2021 Incentive Compensation Program (the “2021 Incentive Program”) was a cash annual incentive plan designed to compensate our executive officers and certain employees for achievement of annual performance goals based on a percentage of their annual base salary. The 2021 Incentive Program included above threshold, target, and maximum payouts tied to achieving such performance goals, with bonus amounts adjusted in the sole discretion of the Compensation Committee based on individual performance and contribution towards achieving 2021 performance goals. Pursuant to the 2021 Incentive Program, failure to exceed the threshold for any performance goal metric resulted in zero funding with respect to that component. Further, if any of the component performance targets were not achieved, the performance payouts with respect to other performance targets were capped at the target level, even if one or more of the other performance targets was achieved at a level above the target. In addition, the Non-Variable Operating Expense performance goal payouts were capped at the Product Revenue earned payout percent.
Under the 2021 Incentive Program, each of Messrs. Augusti, Howe and Alldredge was eligible to receive an annual cash bonus based on the following respective percentages of his annual base salary (assuming achievement at 100% of target): Mr. Augusti: 85%; Mr. Howe: 40%; and Mr. Alldredge: 40%.
In designing the performance goals for the 2021 Incentive Program, the Compensation Committee considered the strategic goals of the Company and selected three 2021 fiscal year financial performance metrics designed to align incentives and drive value creation for stockholders. In April 2021, the Compensation Committee set performance targets for Mr. Augusti, Mr. Howe and Mr. Alldredge based on 2021 fiscal year product revenue, product gross margin and non-variable operating expenses (which consists of portions of sales and marketing, research and development and general and administrative expenses). The following table details the weight, 2021 performance result and corresponding percentage earned for each performance metric:
Metric	Weight	2020 Performance	Bonus Target Achieved	Earned Payout Percent
Product Revenue	50%	Below Threshold	0%	0%
Product Gross Margin	25%	Below Threshold	0%	0%
Non-Variable Operating Expenses	25%	Target	132%	0%*
*	As noted above, the terms of the 2021 Incentive Program limited the earned payout for this metric at 0% of target given it was capped at the Product Revenue achievement level.
In February 2022, the Compensation Committee met to determine final bonus amounts payable. Given the significant disruption to our business as a result of the COVID-19 pandemic, the Company was unable to achieve the target goal for product revenue and product gross margin. However, despite a challenging environment, the Company exceeded its non-variable operating expenses target. Based on the weightings and achievement levels, this would have resulted in bonus payouts equal to 0% of the target payout opportunity under the terms of the program as approved in April 2021. In determining amounts to be paid, the Compensation Committee assessed the COVID-19 impact to the U.S. knee market and select orthopedic peer companies by reviewing the 2021 reported results from these peer companies and used them as the basis to estimate the COVID-19 impact on the Company’s 2021 financial results. After adjusting for this estimated COVID-19 impact, the resulting bonus payouts would have been, in the estimation of the committee, approximately 75% of the target payout opportunity. Based on these adjusted performance results, the Compensation Committee recommended and the Board of Directors approved, the payment of a bonus payout to eligible participants in the 2021 Incentive Program, equal to 75% of the target payout opportunity.
In addition, the Compensation Committee considered the significant efforts of the executive team during 2021 in financing the Company through the closings of a registered public offering of common stock and refinancing of the Company’s secured credit facility. As recognition for these efforts, the Compensation Committee recommended and the Board of Directors approved an additional discretionary bonus payout equal to 25% of the target payout opportunity for Messrs. Augusti and Howe.
Conformis 2022 Incentive Compensation Program
As part of our annual compensation-setting process, in February 2022, based on the recommendation of our Compensation Committee, our Board of Directors approved an employee incentive compensation plan for the 2022 calendar year, or the 2022 Incentive Plan. Under the 2022 Incentive Plan, certain employees, including our named executive officers, are eligible to receive an annual cash bonus based on a percentage of their annual base salary. Each of Messrs. Augusti and Howe and Ms. Pedulla are eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows: Mr. Augusti: 85%; Mr. Howe: 50% and Ms. Pedulla 40%. The cash bonus is based on a combination of financial and individual performance in 2022, including achieving revenue and gross margin performance targets, and, subject to performance under the 2022 Incentive Plan, any cash bonus will be paid on or before March 15, 2023. The determination of whether a bonus will be granted to any employee, the amount of any such bonus and whether such bonus will be paid in cash or equity, will be determined by the Board of Directors in its sole discretion.
Equity Grants During 2021
In June 2021, the named executive officers received an annual grant of restricted shares of the Company’s common stock for motivational and retention purposes, consisting of the following amounts: 444,444 shares of common stock to Mr. Augusti; 222,222 shares of common stock to Mr. Howe; and 222,222 shares of common stock to Mr. Alldredge (“2021 Annual Shares”). The 2021 Annual Shares vest over a four-year period, with 25% of the shares vesting on the 12 month anniversary of the grant date of June 4, 2021 and 25% of the shares vesting on each of the next three 12 month anniversaries of the grant date. The 2021 Annual Shares are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement. Because Mr. Alldredge ceased serving as an employee prior to the 12 month anniversary of the grant date, all of his shares were subsequently forfeited.
In June 2021 the named executive officers received a grant of restricted Performance Share Units (“PSUs”) for motivational and retention purposes, consisting of the following amounts: 444,444 PSUs to Mr. Augusti; 222,222 PSUs to Mr. Howe; and 222,222 PSUs to Mr. Alldredge. The vesting of these PSU’s is subject to performance and is a 3-year one-time installment or “cliff” vest on August 17, 2024. The number of shares of common stock that will be issued upon settlement of vested PSUs will equal the number of PSUs multiplied by the achievement percentage, which percentage will be the product of the “Product Revenue Vesting Percentage” and “Gross Margin Multiplier”, as described below, and determined by the Compensation Committee in its sole discretion. However, in no event may such achievement percentage exceed 150%.
The 2021 PSUs are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement. Because Mr. Alldredge ceased serving as an employee prior to the 12 month anniversary of the grant date, all of his PSUs were subsequently forfeited.
The Product Revenue Vesting Percentage will be determined based on the Company’s product revenue for the twelve month period ending June 30, 2024 measured against target goals, with threshold achievement at 50% and maximum achievement at 150%. The Gross Margin Multiplier will be determined based on the Company’s gross margin for the twelve month period ending June 30, 2024 measured against target goals, with threshold achievement at 50% and maximum achievement at 125%.
Outstanding Equity Awards at Year End
The following table sets forth information regarding outstanding stock options and unvested restricted stock held by our named executive officers as of December 31, 2021.
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(20)
Mark A. Augusti President and Chief Executive Officer	179,178(1)	—	8.7800	12/2/2026	82,996(2)	63,077(2)
	190,114(3)	—	5.1000	5/15/2027	80,961(4)	61,530(4)
					400,000(5)	304,000(5)
					520,000(6)	395,200(6)
					444,444(7)	337,777(7)
					444,444(8)	337,777(8)

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(20)
Robert S. Howe Chief Financial Officer	59,895(9)	65,105 (9)	0.9784	2/17/2030	93,750(10)	71,250(10)
					75,000(11)	57,000(11)
					222,222(12)	168,889(12)
					222,222(13)	168,889(13)

J. Brent Alldredge Chief Legal Officer	47,281(14)	11,272(14)	2.7000	7/29/2029	10,313(15)	7,838(15)
					37,500(16)	28,500(16)
					260,001(17)	197,601(17)
					222,222(18)	168,889(18)
					222,222(19)	168,889(19)
(1)
The stock option has a vesting start date of December 2, 2016. 25% of the total number of shares vested and became exercisable on the first anniversary of the vesting start date, with the remainder vested in equal monthly installments over a three-year period thereafter.

(2)
The shares of restricted stock underlying this award vest in four equal annual installments, with 25% having vested on each of May 7, 2019, May 7, 2020, May 7, 2021. The remaining 82,996 shares vest on May 7, 2022.

(3)	The stock option has a vesting start date of May 15, 2017 and vests and becomes exercisable in equal monthly installments over a four-year period.
(4)	The shares of restricted stock underlying this award vest in three equal annual installments, with one-third having vesting on January 2, 2020. The remaining 80,961 shares vested on January 2, 2022.
(5)
The shares of restricted stock underlying this award vest in four equal annual installments, with 25% having vested each on November 2, 2020 and November 2, 2021. The remaining 400,000 shares vest 25% each on November 2, 2022 and November 2, 2023.

(6)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 14, 2021 and with the remainder vesting annually thereafter through May 14, 2024.
(7)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 14, 2022 and with the remainder vesting annually thereafter through May 14, 2025.
(8)	The performance restricted stock units vest in one installment on August 17, 2024, subject to performance criteria.
(9)
The inducement stock option has a vesting start date of February 17, 2020. 25% of the total number of shares vested and became exercisable on the first anniversary of the vesting start date, with the remainder vesting in equal monthly installments over a three-year period thereafter.

(10)
The shares of restricted stock underlying this inducement restricted stock unit award vest in four equal annual installments, with 25% having vested each on February 17, 2021 and February 17, 2022 with the remainder vesting annually thereafter through February 17, 2024.

(11)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% having vested on each of May 14, 2021 and the remainder vesting in 2022, 2023 and 2024.
(12)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 14, 2022 and with the remainder vesting annually thereafter through May 14, 2025.
(13)	The performance restricted stock units vest in one installment on August 17, 2024, subject to performance criteria.
(14)
The stock option has a vesting start date of July 29, 2019 and one-third of the total number of shares having vested and became exercisable on July 29, 2020. An additional one-third of the total number of shares vest and become exercisable on each of July 29, 2021 and 2022.

(15)
The shares of restricted stock underlying this award vest in three equal annual installments, with one-third having vested each on July 29, 2020 and July 29, 2021. The remaining 10,413 shares vest on July 29, 2022.

(16)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on April 3, 2021 and with the remainder vesting annually thereafter through April 3, 2024.
(17)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 14, 2021 and with the remainder vesting annually thereafter through May 14, 2024.
(18)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 14, 2022 and with the remainder vesting annually thereafter through May 14, 2025.
(19)	The performance restricted stock units vest in one installment on August 17, 2024, subjecto to performance criteria.
(20)	The value of the awards reflected in the table is based on the $0.76 per share trading price of the Company’s common stock on December 31, 2021, the final trading day of fiscal year 2021.

Agreements with Named Executive Officers
We have employment agreements with each of our named executive officers that prohibit the executive from disclosing confidential information and from competing with us during the term of their employment and for a specified time thereafter, where permitted under applicable law, and that provides for the assignment of intellectual property rights to us.
Mark A. Augusti
We entered into an employment agreement, dated October 19, 2016, with Mark A. Augusti and on December2, 2016 the Board of Directors approved an amendment and restatement of that agreement (as amended and restated, the “Augusti Employment Agreement”) which sets forth certain terms of Mr. Augusti’s employment. Pursuant to the terms of the Augusti Employment Agreement, Mr. Augusti receives an annual base salary that was initially $520,000 and, thereafter, subject to increase (but not decrease) from time to time as determined by the Board of Directors. In addition, Mr. Augusti received a one-time signing bonus of $200,000 and he is eligible to receive an annual target performance bonus of 75% of his annual base salary. The actual performance bonus payment is discretionary and will be subject to the Board of Director’s assessment of Mr. Augusti’s performance as well as general business conditions at the Company. In connection with his Employment Agreement, the Board of Directors granted to Mr. Augusti new hire equity awards having an aggregate value of $1,200,000, including incentive stock options and restricted stock. Specifically, the Board of Directors granted to Mr. Augusti an incentive stock option to purchase shares of our common stock having a Black Scholes value of $800,000 (the “New Hire Option Grant”) under the 2015 Plan. The New Hire Option Grant vested with respect to 25% of the total number of shares on December 2, 2017 with the remainder vesting in equal monthly installments over the following three years, subject to Mr. Augusti’s continued employment with the Company and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form incentive stock option agreement. The Board of Directors also granted to Mr. Augusti a restricted stock award for 44,750 shares of our common stock (the “New Hire RSA Grant”) under the 2015 Plan. The New Hire RSA Grant vests in four equal installments on each 12 month anniversary of the grant date of December 2, 2017, subject to Mr. Augusti’s continued employment with the Company, and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form restricted stock agreement. Under the Augusti Employment Agreement, Mr. Augusti was required to establish a residence in Massachusetts by August 1, 2017 and is eligible to receive up to $125,000 for reasonable expenses related to moving and maintaining a temporary residency in Massachusetts (collectively “Residency Expenses” as defined in the Augusti Employment Agreement). Mr. Augusti is also eligible to participate in all of our customary employee benefit plans or programs generally available to our full-time employees and/or executive officers.
The Augusti Employment Agreement further provides that, in the event Mr. Augusti’s employment is terminated (i) after November 14, 2016 and (ii) by Mr. Augusti for Good Reason or by the Company other than for Cause (collectively a “Qualifying Termination”; where “Good Reason” and “Cause” are defined in the Augusti Employment Agreement), then Mr. Augusti will be eligible to receive severance pay in the form of continuation of his base salary on our standard payroll dates for (x) 18 months following the termination date if the termination occurs during the period between three months before or 24 months following a Change in Control Transaction (“Change of Control Period”; where “Change in Control Transaction” is defined in the Augusti Employment Agreement) or (y) 12 months following the termination date if the termination occurs outside the Change of Control Period. Mr. Augusti will additionally be eligible for a payment in an amount equal to a multiple of 1.5 times the Target Bonus (as defined in the Augusti Employment Agreement) if he is subject to a Qualifying Termination during a Change of Control Period or an amount equal to 1 times the Target Bonus if he is subject to a Qualifying Termination outside of a Change of Control Period and after November 14, 2016. Upon a Qualifying Termination, Mr. Augusti will also be eligible to receive a continuation of group health insurance coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) with the cost of such benefits to be shared in the same relative proportion by the Company and Mr. Augusti as in effect on the date of termination. If Mr. Augusti is subject to a Qualifying Termination during a Change of Control Period, Mr. Augusti shall also be eligible for full vesting of any outstanding unvested equity grants. The Augusti Employment Agreement further provides that if Mr. Augusti is subject to a termination of employment that is not a Qualifying Termination, including termination by the Company for Cause, voluntary resignation by Mr. Augusti, or termination due to Mr. Augusti’s death or disability, he shall only be entitled to Accrued Compensation (as defined in the Augusti Employment Agreement), unless termination occurs due to Mr. Augusti’s death or disability between the end of a calendar year and the Bonus Payment Date (as defined in the Augusti Employment Agreement), in which case Mr. Augusti will be paid any bonus he would have received for the prior calendar year had he remained an employee of the Company through the Bonus Payment Date. The Company’s obligation to provide severance benefits under the Augusti Employment Agreement are subject to execution by Mr. Augusti of a Release (as defined in the Augusti Employment Agreement), the expiration of any revocation period and Mr. Augusti’s compliance with post-employment obligations.
In February 2017, pursuant to the Augusti Employment Agreement, Mr. Augusti became eligible to receive an initial annual long-term incentive equity award with an aggregate value of $800,000 under the Company’s long-term incentive program. Pursuant to Company’s long-term incentive program, in May 2017, the Board of Directors granted 95,602 shares of restricted common stock to Mr. Augusti having an approximate value of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term RSA Grant”), and an incentive stock option to acquire 190,114 shares of the Company’s common stock having an approximate Black Scholes value as of the date of grant of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term Option Award”). The Long-term RSA Grant was granted under and subject to the terms of the 2015 Plan and vests in equal annual installments over a four (4) year period beginning on the first anniversary of the date of grant, or May 15, 2017, subject to Mr. Augusti’s continued employment on each applicable vesting date; and otherwise is subject to the terms of the Company’s standard form of restricted stock award agreement and the annual long-term incentive program. The Long Term Option Award was granted under and subject to the terms of the 2015 Plan, has an exercise price equal to the fair market value of the Company’s common stock on the date of grant, or May 15, 2017; vests in equal monthly installments over the four (4) years following the grant date, subject to Mr. Augusti’s continued employment with the Company on each applicable vesting date; and otherwise is subject to the terms as are set forth in the Company’s standard form of stock option agreement and the annual long-term incentive program.
On September 14, 2017, the Company and Mr. Augusti entered into a first amendment (the “Augusti First Amendment”) to the Augusti Employment Agreement, effective as of August 1, 2017. The Augusti Employment Agreement as amended by the Augusti First Amendment continues to require that Mr. Augusti establish his principal residency in Massachusetts. However, the Augusti First Amendment removes the requirement that such residency be established by August 1, 2017. In addition, the Augusti First Amendment provides that, beginning August 2, 2017, the Company will reimburse Mr. Augusti for up to $25,000 per calendar quarter for moving and commuting expenses as well as other costs incurred by Mr. Augusti or his immediate family in traveling to and from his residence in North Carolina to his temporary residence in Massachusetts (“Residency and Travel Expenses”), until either Mr. Augusti establishes a principal residence in Massachusetts or the Board of Directors determines in its sole discretion that the payment of such expenses is no longer required. Additionally, the Augusti First Amendment conforms the original terms of Mr. Augusti’s annual long-term incentive award entitlement to the terms of the grant made to Mr. Augusti by the Company’s Board of Directors in May 2017.
On July 31, 2018, the Company and Mr. Augusti entered into a second amendment to the Augusti Employment Agreement (the “Augusti Second Amendment”). The Augusti Second Amendment is effective as of July 31, 2018 and provides clarifications and addresses inconsistencies between the Augusti Employment Agreement and the employment agreements we have with other executive officers. The Augusti Second Amendment provides that, upon a Qualifying Termination of Mr. Augusti’s employment outside of the Change of Control Period, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following a Qualifying Termination. The Augusti Second Amendment further provides that, upon a termination due to death or disability, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following such termination. For clarification on bonus payments due upon termination, the Augusti Second Amendment provides that, upon a Qualifying Termination that occurs within the Change of Control Period, the Company will pay Mr. Augusti the greater of (a) the bonus accrued by the Company for Mr. Augusti for the calendar year that is prior to the year in which the Qualifying Termination occurs, unless an annual bonus was already paid for that prior year, and a bonus of 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs or (b) an amount equal to 1.5 times his annual target bonus of 75% of his base salary based upon achievement of both corporate and individual goals as determined by the Board. The Augusti Second Amendment further provides that, upon a Qualifying Termination of his employment that occurs outside the Change of Control Period, we will pay Mr. Augusti the bonus accrued for the year prior to a Qualifying Termination, unless an annual bonus was already paid for that prior year, and an amount equal to 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs. The Augusti Second Amendment further provides that, upon a termination due to his death, we will pay a continuation of base salary for 12 months following such termination. The Augusti Second Amendment further clarifies that, upon a Qualifying Termination, we will pay the premiums, including any employee portion, for Mr. Augusti’s timely election of benefits under COBRA, provided Mr. Augusti remains eligible for COBRA. Lastly, the Augusti Second Amendment increases the amount of paid time off that Mr. Augusti may accrue per year from four to five weeks, consistent with other executive officers.
On March 6, 2019, the Company and Mr. Augusti entered into a third amendment to the Augusti Employment Agreement (the “Augusti Third Amendment”). The Augusti Third Amendment provides that, as of March 31, 2019, the reimbursement of up to $25,000 per calendar quarter for Residency and Travel Expenses (as defined in the Augusti Third Amendment) will cease. In recognition that the reimbursement of Residency and Travel Expenses is and has been taxable compensation to Mr. Augusti, under the Augusti Third Amendment, we have agreed to pay Mr. Augusti $100,000 as an amount intended to cover taxes paid and to be paid by him resulting from receipt of Residency and Travel Expense payments from August 2, 2017 through March 31, 2019. Beginning April 1, 2019, the Augusti Third Amendment provides that we will pay Mr. Augusti a fixed amount of $41,666.50 per quarter with the intention that he will receive a net amount of approximately $25,000 on an after-tax basis to use for his travel and residency expenses, until the earlier of: (i) the establishment of Mr. Augusti’s principal residence in Massachusetts or (ii) a determination by the Board of Directors in its sole discretion that the payment of such Residency and Travel Expenses is no longer required.
On November 2, 2019 (the “Effective Date”), the Company and Mr. Augusti entered into a fourth amendment to the Augusti Employment Agreement (the “Augusti Fourth Amendment”). The Augusti Fourth Amendment provides that, as of November 2, 2019, we will pay Mr. Augusti a fixed amount of $44,642.86 per calendar quarter to use for his residency cost-of-living expenses, less required tax withholding. The Augusti Fourth Amendment also provides Mr. Augusti with a one-time catch-up cost-of-living expenses payment in the amount of $5,952.71, less required tax withholding. The Augusti Fourth Amendment further provides that if a Qualifying Termination occurs (x) prior to three (3) months before or (y) more than twenty-four (24) months following a Change in Control Transaction, and the Qualifying Termination occurs on or after the two (2)-year anniversary of the Effective Date: (i) the Company will provide Mr. Augusti with severance pay in the form of continuation of his base salary for a total of eighteen (18) months, such amount to be paid in accordance with the Company’s then-current payroll practices, except as otherwise specified in this letter agreement, beginning on the Company’s first regular payroll date that occurs after the Payment Date; (ii) the Company will pay to Mr. Augusti (a) the bonus accrued by the Company for him for the calendar year that is prior to the year in which the Qualifying Termination occurs, provided the Company has not already paid Mr. Augusti a Target Bonus (or other annual bonus) for the prior year, and (b) a bonus of seventy-five percent (75%) of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs; (iii) Mr. Augusti will be eligible for the same COBRA premium assistance as set forth in Section 13.A of the Augusti Fourth Amendment, subject to the same terms, conditions, and limitations as described therein; and (iv) the vesting of Mr. Augusti’s then-outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested had he continued as an employee of the Company for eighteen (18) months following a Qualifying Termination. The Augusti Fourth Amendment also provides that if a Qualifying Termination occurs within three (3) months prior or twenty-four (24) months following a Change in Control Transaction, and regardless of whether the Qualifying Termination occurs prior to, on, or after the two (2)-year anniversary of the Effective Date: (i) the Company will provide Mr. Augusti with severance pay in the form of continuation of his base salary for a total of twenty-four months, such amount to be paid in accordance with the Company’s then-current payroll practices, except as otherwise specified in the amended and restated employment agreement as amended, beginning on the Company’s first regular payroll date that occurs after the Payment Date; (ii) the Company will pay to Mr. Augusti the greater of (a) the bonus accrued by the Company for Mr. Augusti for the calendar year that is prior to the year in which the Qualifying Termination occurs, provided the Company has not already paid him a Target Bonus (or other annual bonus) for the prior year, and (b) a bonus of seventy-five percent (75%) of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs and (b) an amount equal to 1.5 times the Target Bonus, to be paid in one lump sum on the Company’s first regular payroll date that occurs after the Payment Date; (iii) Mr. Augusti will be eligible for the same COBRA premium assistance as set forth in Section 13.A of the Augusti Fourth Amendment, subject to the same terms, conditions, and limitations as described therein; and (iv) the vesting of one hundred percent (100%) of his then-outstanding unvested equity grants shall be accelerated, such that all unvested equity grants vest and become fully exercisable or non-forfeitable as of the date his employment terminates.
On February 4, 2020, the Company and Mr. Augusti entered into a fifth amendment to the Augusti Employment Agreement (the “Augusti Fifth Amendment”). The Augusti Fifth Amendment provides for a bonus award of up to 85% of Mr. Augusti’s base salary effective with fiscal year beginning January 1, 2020.
Robert S. Howe
On February 4, 2020, we entered into an employment agreement with Mr. Howe (the “Howe Employment Agreement”). Pursuant to the terms of the Howe Employment Agreement, Mr. Howe receives an annual base salary that was initially $340,000 and is, thereafter, subject to increase from time to time as determined by the Board of Directors, and Mr. Howe is eligible to receive a year-end bonus of 40% of his base salary at the sole discretion of and subject to terms determined by the Board of Directors, including, without limitation, incentive targets, goals and/or milestones, except that the Board agreed to pay to Mr. Howe, for the 2020 calendar year only, a minimum bonus of $100,000 in cash. Also, in connection with the Howe Employment Agreement, the Board provided a one-time signing bonus of $90,000, which was subject to repayment by Mr. Howe to the Company if he left the Company due to a Voluntary Termination or was Terminated for Cause (as defined in his employment agreement) within the first year of his employment.
In February 2020, pursuant to the Howe Employment Agreement, the Board granted to Mr. Howe an inducement restricted stock unit award of 125,000 shares of the Company’s common stock, which will vest in four equal annual installments on each of the first four anniversaries of February 17, 2020. The Board also granted to Mr. Howe an inducement option to purchase 125,000 shares of the Company’s common stock, of which 25% will vested on February 17, 2021, with the remainder vesting in equal monthly installments for three years thereafter. The option has an exercise price of $0.978 per share. Both of these equity grants are subject to Mr. Howe’s continued service to the Company and further subject to his written employment agreement with the Company in effect as of the grant date, the applicable form of inducement incentive stock option agreement and inducement restricted stock agreement, respectively.
Additionally, the Howe Employment Agreement provides that Mr. Howe’s employment with the Company is at will and may be terminated by either party at any time for any or no reason or cause. The Howe Employment Agreement further provides that, in the event Mr. Howe’s employment is terminated by Mr. Howe as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Howe Employment Agreement), then Mr. Howe will be eligible to receive for a “Severance Period” of (i) 18 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Howe Employment Agreement) or (ii) 12 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of his base salary on our standard payroll dates and (b) continuation of his coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Mr. Howe will also receive (i) any bonus accrued by the Company or approved by the Board of Directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the Board of Directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as defined in the Howe Employment Agreement), to the extent that the Company has previously paid Mr. Howe a bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Howe continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Mr. Howe’s estate a lump sum amount equal to his base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Mr. Howe shall only be entitled to Accrued Compensation (as defined in the Howe Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested and exercisable or free from forfeiture or transfer restrictions. Benefits following a Qualifying Termination are subject to execution by Mr. Howe of a Release (as defined in the Howe Employment Agreement), the expiration of any revocation period and Mr. Howe’s continued compliance with the terms of his Confidentiality, Inventions Assignment and Non-Competition Agreement.
J. Brent Alldredge
On July 29, 2019, we entered into an employment agreement with Mr. Alldredge (the “Alldredge Employment Agreement”). Pursuant to the terms of the Alldredge Employment Agreement, Mr. Alldredge receives an annual base salary that was initially $355,000 and is, thereafter, subject to increase from time to time as determined by the Board of Directors, and Mr. Alldredge is eligible to receive a year-end bonus of 40% of his base salary at the discretion of and subject to terms determined by the Board of Directors, including, without limitation, incentive targets, goals and/or milestones.
On July 29, 2019, pursuant to his employment agreement, the Board granted to Mr. Alldredge an incentive stock option to purchase 58,553 shares of the Company’s common stock having a Black Scholes value of approximately $125,000 (the “Alldredge Option Grant”) under our 2015 Plan. The Alldredge Option Grant vests with respect to 33.34% of the shares on the first anniversary of the vesting start date, or July 29, 2020, and ratably on a monthly basis thereafter over the following two years. In connection with his employment agreement, the Board also granted to Mr. Alldredge a restricted stock award having a Black Scholes value of approximately $125,000, or 31,250 shares of the Company’s common stock, under our 2015 Plan with such shares vesting in three equal installments on each anniversary of the vesting start date, or July 29, 2019 (the “Alldredge RSA Award”). The Alldredge Option Grant and Alldredge RSA Award are subject to Mr. Alldredge’s continued service to the Company and are subject to his written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form incentive stock option agreement and restricted stock agreement, respectively.
The Alldredge Employment Agreement further provides that, in the event Mr. Alldredge’s employment is terminated by Mr. Alldredge as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Alldredge Employment Agreement), then Mr. Alldredge will be eligible to receive for a “Severance Period” (as defined below) of (i) 12 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Alldredge Employment Agreement) or (ii) 6 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of his base salary on our standard payroll dates and (b) continuation of his coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Mr. Alldredge will also receive (i) any bonus accrued by the Company or approved by the Board of Directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the Board of Directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as defined in the Alldredge Employment Agreement), to the extent that the Company has previously paid Mr. Alldredge a bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Alldredge continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Mr. Alldredge’s estate a lump sum amount equal to his base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Mr. Alldredge shall only be entitled to Accrued Compensation (as defined in the Alldredge Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested. Benefits following a Qualifying Termination are subject to execution by Mr. Alldredge of a Release (as defined in the Alldredge Employment Agreement), the expiration of any revocation period and Mr. Alldredge’s continued compliance with the terms of his Confidentiality, Inventions Assignment and Non-Competition Agreement.
On December 23, 2019, the Company and Mr. Alldredge entered into a first amendment (“Alldredge First Amendment”) of the Alldredge Employment Agreement with Mr. Alldredge providing that the Severance

Period means the period following the date of a Qualifying Termination, Death Termination, or Disability Termination, as the case may be, that is equal to (i) eighteen (18) months, in the event of a Qualifying Termination that occurs during a Change of Control Period; and (ii) twelve (12) months, in all other cases.
On December 17, 2021, Mr. Alldredge notified the Company of his resignation from his position, effective January 16, 2022. In connection with his resignation, on December 22, 2021, the Company entered into a consulting agreement with Mr. Alldredge, effective as of December 17, 2021, pursuant to which Mr. Alldredge provided consulting, transition and similar services to the Company following his departure until February 25, 2022. In exchange for Mr. Alldredge’s services, the Company paid Mr. Alldredge $500 per hour, up to a maximum of $5,000 per week, subject to increase approved by the Company’s Chief Executive Officer. Upon the expiration or termination of the consulting agreement, the Company paid Mr. Alldredge an additional $10,000, subject to certain obligations, including continuing confidentiality obligations.
Potential Payments upon Termination or Change in Control Transaction
Each of Messrs. Augusti, Howe and Alldredge will be entitled to severance payments if his employment is terminated under specified circumstances as described above.
Stock Option and Other Compensation Plans
2004 Stock Option Plan
In June 2004, Conformis adopted the 2004 Stock Option and Incentive Plan (the “2004 Plan”), which was subsequently amended in October 2005, August 2007, May 2008 and September 2009. Under the 2004 Plan, options were granted to persons who were, at the time of grant, employees, officers, or directors of, or consultants or advisors to, the Company. The 2004 Plan provided for the granting of non-statutory options, incentive options, stock bonuses, and rights to acquire restricted stock. The option price at the date of grant was determined by the Board of Directors and, in the case of incentive options, could not be less than the fair market value of the common stock at the date of grant, as determined by the Board of Directors. Options granted under the 2004 Plan generally vest over a period of four years and are set to expire ten years from the date of grant. In February 2011, the Company terminated the 2004 Plan and all options outstanding under it were transferred to the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”).
Our 2004 Stock Option Plan, or 2004 Plan, was adopted by our Board of Directors and approved by our stockholders in June 2004. Our 2004 Plan was amended in October 2005, August 2007, May 2008 and September 2009. A maximum of 3,792,943 shares of common stock was authorized for issuance under the 2004 Plan.
The 2004 Plan is administered by our Board of Directors. The 2004 Plan provided for the grant of incentive stock options and nonqualified stock options. Our employees, directors and consultants, and employees, directors and consultants of our parent or subsidiary corporations, were eligible to receive awards under the 2004 Plan. However, incentive stock options could only be granted to employees. The terms of awards are set forth in the applicable award agreements.
Awards under the 2004 Plan are subject to appropriate adjustments in the event of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification with respect to our stock.
Upon a merger of our company with or into another corporation or sale of all or substantially all of our assets, in addition to any rights provided in an applicable award agreement:
•	all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the successor corporation or a parent or subsidiary thereof; and
•
if not assumed or substituted, all outstanding awards will become exercisable in full for a period of 15 days following our notice to a participant, and any unexercised options will terminate upon expiration of such 15-day period.

Upon a liquidation or dissolution, we must notify participants at least 30 days prior to such action, and all outstanding awards will terminate immediately prior to the consummation of such liquidation or dissolution, unless previously exercised by the participant.
With participant consent, our Board of Directors may modify or amend, or defer the exercise date of, any awards under the 2004 Plan. Subject to applicable stockholder approval requirements, our Board of Directors may amend or alter the 2004 Plan at any time, except that no amendment or alteration may adversely affect outstanding awards without participant consent except as expressly permitted under the 2004 Plan.
Effective upon the adoption of our 2011 stock option/stock issuance plan, or 2011 Plan, we ceased making awards under the 2004 Plan. Following the adoption of our 2011 Plan, any shares of common stock subject to awards originally granted under the 2004 Plan that expired, terminated, or were otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued were available for issuance under the 2011 Plan.
As of December 31, 2021, there were no options to purchase shares of common stock outstanding under the 2004 Plan. Following the adoption of our 2015 Plan any shares of common stock subject to awards originally granted under the 2004 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.
2011 Stock Option Plan/Stock Issuance Plan
Our 2011 Plan was adopted by our Board of Directors in February 2011 and approved by our stockholders in March 2011. The 2011 Plan was subsequently amended in March 2012 and July 2013. A maximum of 6,630,242 shares of our common stock are authorized for issuance under the 2011 Plan.
The 2011 Plan is administered by our Board of Directors and provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options and stock awards. However, incentive stock options may only be granted to our employees. The terms of awards are set forth in the applicable award agreements. Following the closing of initial public offering on July 7, 2015, we ceased granting options under the 2011 Plan.
Awards under the 2011 Plan are subject to appropriate adjustments in the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding common stock as a class without our receipt of consideration.
Upon a change of control, as defined in the 2011 Plan:
•
all outstanding option awards will become exercisable in full immediately prior to the effective date of the change of control, except to the extent such options are (1) assumed, or equivalent options substituted, by the successor corporation, or parent thereof, or otherwise continued in full force and effect pursuant to the terms of the change of control transaction, (2) replaced by a cash incentive program that provides for a subsequent payout of the spread existing on the unvested option shares as of the date of such change of control, to be paid in accordance with the same vesting schedule applicable to those unvested option shares, or (3) our Board of Directors subjects such acceleration to other limitations; and

•
all outstanding repurchase rights in favor of us with respect to shares of our common stock issued upon exercise of options or as stock awards shall terminate automatically, and such shares shall become vested, except to the extent (1) those repurchase rights are assigned to a successor corporation, or parent thereof, or otherwise continued in effect pursuant to the terms of the change of control transaction, (2) the property, including cash payments, issued with respect to the unvested shares are placed in escrow and released in accordance with the vesting schedule in effect for such shares, or (3) such accelerated vesting is precluded by other limitations imposed by our Board of Directors.

Our Board of Directors has the discretion, exercisable either at the time an award is granted or at any time while an award remains outstanding, to provide that such award will become fully vested upon the occurrence of a change of control or other specified event or the participant’s involuntary termination, as defined in the 2011 Plan, within a designated period following a specified event.
Subject to any applicable stockholder approval requirements pursuant to applicable laws and regulations, our Board of Directors may amend or terminate the 2011 Plan or any awards under the Plan in any or all respects, except that no amendment or termination may adversely affect the rights and obligations with respect to outstanding awards without participant consent. Our Board of Directors has the authority, with the consent of the affected participants, to cancel any or all outstanding options under the 2011 Plan and grant in substitution therefor new options covering the same or a different number of shares of our common stock.

As of December 31, 2021, there were options to purchase an aggregate of 526,671 shares of common stock outstanding under the 2011 Plan at a weighted-average exercise price of $7.81 per share. Following the adoption of our 2015 Plan, any shares of common stock subject to awards originally granted under the 2011 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.
2015 Stock Incentive Plan
Our 2015 Plan was originally approved by our Board and stockholders in 2015 prior to the consummation of the Company’s initial public offering. The 2015 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. As originally approved in 2015, the number of shares of our common stock that were available for issuance under the 2015 Plan was the sum of: (1) 2,000,000 shares of common stock; plus (2) the number of shares of our common stock that remained available for issuance under the 2011 Plan immediately prior to the closing of the Company’s initial public offering and the number of shares of our common stock subject to outstanding awards under the 2011 Plan or under the 2004 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the lesser of (a) 3,000,000 shares of our common stock, (b) 3% of the number of shares of our common stock outstanding on the first day of such fiscal year and (c) an amount determined by the Board. In 2021, our Board and stockholders each approved an amendment to the 2015 Plan that increased the number of shares referenced in clause (1) of the preceding sentence by an additional 6,000,000 shares, such that the amount referenced in clause (1) is now 8,000,000 shares.
Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. Incentive stock options, however, may only be granted to our employees. Options and restricted stock awards granted under the 2015 Plan generally vest over a period of four years and expire ten years from the date of grant. As of December 31, 2021, 4,829,894 shares of common stock were available for future issuance under the 2015 Plan.
Pursuant to the terms of the 2015 Plan, our Board of Directors (or a committee delegated by our Board of Directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:
•	the number of shares of our common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the exercise price of options and measurement price of stock appreciation rights, both of which must be at least equal to the fair market value of our common stock on the date of grant;
•	the number of shares of our common stock subject to the terms of any restricted stock awards, restricted stock units or other stock-based awards and the terms; and
•	conditions of such awards, including conditions for repurchase, issue price and repurchase price and performance conditions, if any.
If our Board of Directors delegates authority to an executive officer to grant awards under the 2015 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers, subject to any limitations under the 2015 Plan. Our Board of Directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, which may include a formula by which the exercise price will be determined, and the maximum number of shares subject to awards that such executive officer may make.

Effect of Certain Changes in Capitalization
Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our Board of Directors shall equitably adjust:
•	the number and class of securities available under the 2015 Plan;
•	the share counting rules under the 2015 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;
•	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and
•	the share and per-share related provisions and the purchase price, if any, of each outstanding restricted stock unit award and each other stock-based award.
Effect of Certain Corporate Transactions
Upon a merger or other reorganization event, as defined in our 2015 Plan, our Board of Directors may, on such terms as our Board determines, except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards, other than restricted stock:
•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation, or an affiliate thereof;
•
upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant, to the extent then exercisable;

•
provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•
in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

•
provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds, if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings.

Our Board of Directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.
In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.
Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless the Board of Directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding award of restricted stock will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.
At any time, our Board of Directors may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.
No award may be granted under the 2015 Plan on or after June 30, 2025. Our Board of Directors may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.
As of December 31, 2021, there were options to purchase an aggregate of 859,642 shares of common stock outstanding under the 2015 Plan at a weighted-average exercise price of $4.31 per share.
2019 Sales Team Plan
On April 29, 2019, the stockholders approved the Conformis, Inc. 2019 Sales Team Performance-Based Equity Incentive Plan (“2019 Sales Team Plan”) for up to 3,000,000 shares of common stock available to grant to certain sales representatives or independent sales agents. The 2019 Sales Team Plan provides for the grant of performance-based equity, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Shares covered by awards under the 2019 Sales Team Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued, will again be available for the grant of awards under the 2019 Sales Team Plan. Equity granted under the 2019 Sales Team Plan will expire ten years from the date of the grant. As of December 31, 2021, 2,241,430 shares of common stock were available for future issuance under the 2019 Sales Team Plan.
All of our employees who are sales representatives and all of our consultants and advisors who are sales agents, including those sales team members who distribute our products on our behalf, are eligible to receive awards under the 2019 Sales Team Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. No employee holding the title of vice president or above (other than area vice presidents), nor any non-employee director of the Company, is eligible to receive an award under the 2019 Sales Team Plan.
Pursuant to the terms of the 2019 Sales Team Plan, our Board of Directors (or a committee delegated by our Board of Directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:
•	the number of shares of our common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the exercise price of options and measurement price of stock appreciation rights, both of which must be at least equal to the fair market value of our common stock on the date of grant;
•	the number of shares of our common stock, cash, or other consideration subject to the terms of any awards; and
•	the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price and performance conditions, if any.
In all events, the grant, vesting or exercisability of each award must be subject to the achievement of performance metrics.

Effect of Certain Changes in Capitalization
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2019 Sales Team Plan, (ii) the share counting rules set forth in the 2019 Sales Team Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding restricted stock unit award and each outstanding other stock-based award.
Effect of Certain Corporate Transactions
Upon a merger or other reorganization event, as defined in our 2019 Sales Team Plan, our Board of Directors take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by the excess, if any, of (i) the Acquisition Price over (ii) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.
Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.
Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
No award may be granted under the 2019 Sales Team Plan on or after April 29, 2029. Our Board of Directors may amend, suspend or terminate the 2019 Sales Team Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of December 31, 2021, there were no options to purchase shares of common stock outstanding under the 2019 Sales Team Plan.
401(k) Plan
The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 50% of employee contributions up to the first 5% of the employee’s salary in total, subject to the statutorily prescribed limit and the match vests over a period of three years.
Securities Authorized for Issuance under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had four shareholder-approved equity compensation plans: the 2004 Plan, the 2011 Plan, the 2015 Plan and the 2019 Sales Team Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,386,313(1)	$5.64	7,071,324(2)
Equity compensation plans not approved by security Holders	712,680(3)	0.90	—
Total	2,098,993	$4.82	7,071,324
(1)
Represents (i) 526,671 shares of common stock issuable upon exercise of outstanding stock options under our 2011 Plan and (ii) 859,642shares of common stock issuable upon exercise of outstanding stock options under our 2015 Plan, in each case, as of December 31, 2021.

(2)
Represents (i) 4,829,894 shares of common stock available for issuance pursuant to future awards under the 2015 Plan and (ii) 2,241,430 shares of common stock available for issuance pursuant to future awards under the 2019 Sales Team Plan, in each case, as of December 31, 2021. The 2015 Plan contains a provision providing that the number of shares of common stock available for issuance pursuant to future awards will be increased on the first day of each fiscal year (continuing until, and including, the fiscal year ending December 31, 2025) by an amount equal to the least of (a) 3,000,000 shares of our common stock, (b) 3% of the number of shares of our common stock outstanding on the first day of such fiscal year and (c) an amount determined by the Board. Pursuant to such provision, on January 1, 2022, an additional 3,000,000 shares of common stock became available for issuance pursuant to future awards under the 2015 Plan.

(3)
Represents (i) 291,667 shares of our common stock under stock options issued as inducement grants and (ii) 421,013 shares of our common stock under restricted stock unit awards issued as inducement grants as of December 31, 2021. These stock options and restricted stock unit awards are generally subject to the same terms and conditions as those awarded pursuant to the 2015 Plan, and were made in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

DIRECTOR COMPENSATION
The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2021, with the exception of Mr. Augusti, who does not receive compensation for service on our Board of Directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.” Only the six directors indicated below were entitled to receive compensation (each, a “Compensated Director”), including both cash and equity, for service on our Board of Directors for fiscal year 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carrie Bienkowski	55,000	108,778(2)	163,778
Kenneth P. Fallon III	115,100	108,778(3)	223,778
Philip W. Johnston	55,120	108,778(4)	163,898
Bradley Langdale	81,000	108,778(5)	189,778
Richard Meelia	65,000	108,778(6)	173,778
Michael D. Milligan	32,500	179,668(7)	212,168
(1)
The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the ASC Topic 718. See Note J to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2022, regarding assumptions underlying the valuation of equity awards.

(1)	As of December 31, 2021, Ms. Bienkowski held 122,223 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on May 14, 2022.
(3)
As of December 31, 2021, Mr. Fallon held 122,223 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on May 14, 2022 and such vesting will accelerate in full upon a change of control. He also held stock options to purchase an aggregate of 62,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2021.

(4)	As of December 31, 2021, Mr. Johnston held 122,223 shares of restricted common stock under out 2015 Plan, all of which shares will vest in full on May 14, 2022.
(5)
As of December 31, 2021, Mr. Langdale held 122,223 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on May 14, 2022. He also held stock options to purchase an aggregate of 62,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2021.

(6)
As of December 31, 2021, Mr. Meelia held 122,223 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on May 14, 2022. These shares will be accelerated to vest prior to the 2022 Annual Stockholders Meeting.

(7)	As of December 31, 2021, Mr. Milligan held 122,223 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on May 14, 2022.
Director Compensation Arrangements
Our Board, based on the recommendations of our Compensation Committee, evaluates and approves the compensation of our directors annually, and used the following compensation scheme to compensate our Compensated Directors in 2021:
•
each Compensated Director who had served on our Board of Directors for at least six months received an annual grant under our 2015 Plan equal to such number of shares of our restricted common stock as was equal to $110,000 divided by the per share average closing price of our common stock, for the 60 calendar days immediately preceding May 20, 2021;

•	each Compensated Director received an annual cash fee of $50,000, except that the Chairman of our Board of Directors received an annual cash fee of $100,000 for serving in such capacity;
•
each Compensated Director who was a member of the Audit Committee received an additional annual cash fee of $10,000 for service on such committee, except that the chair of such committee received an annual cash fee of $20,000 for serving in such capacity;

•
each Compensated Director who was a member of the Compensation Committee received an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee received an annual cash fee of $11,000 for serving in such capacity; as of January 1, 2022, each Compensated Director who was a member of the Compensation Committee will receive an additional annual cash fee of $6,500 for service on such committee, except that chair of such committee will receive an annual cash fee of $15,000 for serving in such capacity;

•
each Compensated Director who was a member of the Nominating and Corporate Governance Committee received an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee received an annual cash fee of $10,000 for serving in such capacity; as of January 1, 2022, each Compensated Director who was a member of the Nominating and Corporate Governance Committee will receive an additional annual cash fee of $6,500 for service on such committee, except that chair of such committee will receive an annual cash fee of $15,000 for serving in such capacity; and

•
each Compensated Director who was a member of any other committee of our Board of Directors that may be established from time to time by our Board of Directors received an additional cash fee of $5,000 for serving on such committee; as of January 1, 2022, each Compensated Director who was a member of any other committee of our Board of Directors that may be established from time to time by our Board of Directors will receive an additional cash fee of $6,500 for serving on such committee.

Unless otherwise provided at the time of grant, subject to the Compensated Director’s continued service as a director, each annual grant of our restricted common stock referred to in the first bullet point above vests with respect to 100% of the shares on the first anniversary of the grant date. In the case of such annual grants, in the event of a change in control, the vesting schedule of the shares subject to each grant will accelerate in full.
Each annual cash fee is payable in arrears in twelve equal monthly installments. The amount of each payment is prorated for any portion of a month that a director is not serving on our Board or committee, as applicable.
Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and any committee on which he or she serves, subject to our company travel and expense policy.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee of the Board of Directors of Conformis, Inc. has reviewed Conformis’ audited financial statements for the fiscal year ended December 31, 2021 and discussed them with Conformis’ management and Grant Thornton LLP, Conformis’ independent registered public accounting firm.
The Audit Committee has received from, and discussed with, Grant Thornton LLP various communications that Grant Thornton LLP is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Conformis’ independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to Conformis’ Board of Directors that the audited financial statements referred to above be included in Conformis’ Annual Report on Form 10-K for the year ended December 31, 2021.
By the Audit Committee of the Board of Directors of Conformis, Inc.
Bradley Langdale
Richard Meelia
Michael D. Milligan
Audit Fees and Services
The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, for each of the last two fiscal years.
Fee Category	2021	2020
Audit Fees(1)	$420,817	$470,064
Audit-Related Fees(2)	—	—
Tax Fees(3)	87,135	96,940
All Other Fees	—	—
Total Fees	$507,952	$567,004
(1)
This category includes fees for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, reviews over quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings.

(2)	This category relates to assurance and related services rendered by Grant Thornton LLP. There were no audit-related fees rendered for 2021 and 2020.
(3)	This category consists of fees for provisional services rendered by Grant Thornton LLP for tax compliance services for 2021 and 2020.
All such accountant services and fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS
In accordance with the terms of our restated certificate of incorporation and amended and restated bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of Stockholders in the year in which their term expires. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Mark A. Augusti, Carrie Bienkowski and Richard Meelia are current class I directors whose terms expire at the Annual Meeting. Mr. Meelia will retire from the Board of Directors as of the Annual Meeting. The Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Ms. Bienkowski and Messrs. Augusti, our two incumbent class I directors, and one new director nominee, Gary P. Fischetti, for election as class I directors, each to hold office until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.
Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Mark A. Augusti, Carrie Bienkowski and Gary P. Fischetti to three-year terms ending in 2025, each such nominee to hold office until their successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for any or all of the nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated their willingness to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.
Vote Required
The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors (except as described under “Majority Voting Standard for Director Elections” as described on page 15), although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF MS. BIENKOWSKI AND MESSRS. AUGUSTI AND FISCHETTI AS DIRECTORS

PROPOSAL 2: APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
General
Our Board has unanimously approved and is recommending that our stockholders approve a proposed amendment to our restated certificate of incorporation in substantially the form attached hereto as Annex A (the “Certificate of Amendment”), to effect a reverse stock split of all of our outstanding shares of common stock by one of several fixed ratios between 1-for-2 and 1-for-10 and to correspondingly decrease the number of authorized shares of our common stock, as indicated in the table below (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion and without further action by the Company’s stockholders. Should our Board proceed with the Reverse Stock Split, the exact ratio shall be set at one of the seven reverse stock split ratios, identified as “Amendments A, B, C, D, E, F and G,” as determined by our Board in its sole discretion.
The actual number of authorized shares of common stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the reverse stock split ratio that is ultimately determined by our Board. The table below shows the number of authorized shares of common stock for each of the seven alternative reverse stock split ratios, identified as “Amendments A, B, C, D, E, F and G,” reflecting the whole numbers within such range:
		Authorized Shares of Common Stock
	Reverse Stock Split Ratio	Prior to Reverse Stock Split	Giving Effect to Reverse Stock Split
Amendment A	1-for-2	300,000,000	150,000,000
Amendment B	1-for-3	300,000,000	100,000,000
Amendment C	1-for-4	300,000,000	75,000,000
Amendment D	1-for-5	300,000,000	60,000,000
Amendment E	1-for-6	300,000,000	50,000,000
Amendment F	1-for-8	300,000,000	37,500,000
Amendment G	1-for-10	300,000,000	30,000,000
For the convenience of our stockholders, the Certificate of Amendment attached hereto as Annex A indicates in brackets, for each of Amendments A, B, C, D, E, F and G, the ratio for the Reverse Stock Split and the correspondingly decreased number of authorized shares of common stock. Each of Amendments A, B, C, D, E, F and G has been approved by our Board. By approving the Reverse Stock Split, stockholders will be approving each of Amendments A, B, C, D, E, F and G. However, only the version of the Certificate of Amendment that sets forth the Amendment providing for the final ratio determined by our Board will be filed with the Secretary of State of the State of Delaware and become effective, whereupon each of the other six versions of the Certificate of Amendment that were approved by stockholders as part of this proposal will automatically be deemed to have been abandoned by our Board.
If the stockholders approve the Reverse Stock Split, and our Board decides to implement it, the Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) will become effective as of a date and time to be determined by the Board that will be specified in the Certificate of Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) will terminate.
The Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as further described below. The Reverse Stock Split will not change the par value of our common stock. The

Reverse Stock Split will also affect outstanding stock options, restricted stock awards, time-based and performance-based restricted stock units and other stock based awards, as described in “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder” below.
Reasons for the Reverse Stock Split
Our Board is seeking stockholder approval of the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the Nasdaq Stock Market’s minimum price per share criteria for continued listing on that exchange. Our common stock currently is publicly traded and listed on the Nasdaq Capital Market under the symbol “CFMS.” On December 31, 2021, we received a notification letter from the Nasdaq Listing Qualifications Staff notifying us that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days and that we therefore are not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification provided us a compliance period of 180 calendar days, or until June 22, 2022, in which to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 or higher for a minimum of ten consecutive business days, and in such case, Nasdaq will provide us with written confirmation of compliance. If we do not regain compliance by June 29, 2022, we may be eligible for an additional 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except the bid price requirement, and that we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If we are not eligible or it appears to Nasdaq that we will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to us that our common stock will be subject to delisting. Our Board’s principal reason for seeking approval of the Reverse Stock Split is to establish a mechanism for the price of our common stock to meet Nasdaq’s minimum bid price requirement.
In addition to addressing this Nasdaq listing matter, we believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (including investors that, as a matter of policy, avoid or are prohibited from buying stocks that are priced below a certain per share price threshold), potentially increasing the liquidity of our common stock. A reverse stock split could help increase interest in our stock from analysts and brokers as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing or trading in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The presence of these factors may be adversely affecting the pricing of our common stock as well as its trading liquidity.
Further, we believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.
We hope that the decrease in the number of shares of our outstanding common stock and the anticipated increase in the price per share as a consequence of the Reverse Stock Split will encourage greater interest in our common stock by the financial community, business development partners and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them.
However, the possibility also exists that liquidity may be adversely impacted by the reduced number of shares which would be outstanding if the Reverse Stock Split is completed, particularly if the price per share of our common stock begins a declining trend after the implementation of the Reverse Stock Split.
Our Board believes that stockholder adoption of several fixed reverse stock split ratios (and corresponding decreased numbers of authorized shares of common stock), as opposed to adoption of a single reverse stock split ratio, provides maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. In determining which of the approved fixed ratios to implement following the receipt of stockholder approval, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the continued listing requirements of the Nasdaq Stock Market; and
•	prevailing general market and economic conditions.
The Board reserves the right to elect to abandon the Reverse Stock Split (including all of the fixed reverse stock split ratios and the corresponding reduction in the number of authorized shares of common stock), notwithstanding stockholder approval thereof, if our Board determines, in its sole discretion, that the Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) is no longer in the best interests of the Company and its stockholders. In making such determination, our Board will take into account certain factors including the expected trading prices for our common stock, actual or forecasted results of operations and the likely effect of such results on the market price of our common stock, as well as the factors described in the above paragraph.
Reverse Stock Split Amendment to our Restated Certificate of Incorporation
If the Reverse Stock Split is approved, the text currently constituting the first sentence of Article “FOURTH” of our restated certificate of incorporation shall be amended and restated in its entirety to read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) [Amendment A: 150,000,000, Amendment B: 100,000,000, Amendment C: 75,000,000, Amendment D: 60,000,000, Amendment E: 50,000,000, Amendment F: 37,500,000, Amendment G: 30,000,000] shares of Common Stock, par value of $0.00001 per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Upon the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [Amendment A: 2, Amendment B: 3, Amendment C: 4, Amendment D: 5, Amendment E: 6, Amendment F: 8, Amendment G: 10] shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.00001 per share. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
The Certificate of Amendment attached hereto as Annex A reflects the changes that will be implemented to our restated certificate of incorporation if the Reverse Stock Split is approved.
Principal Effects of the Reverse Stock Split
If the stockholders approve the proposal to authorize the Board to implement the Reverse Stock Split (including approval of the amendments to effectuate each of the fixed reverse stock split ratios and the corresponding reduction in the number of authorized shares of common stock) and the Board implements the Reverse Stock Split (by selecting one of the fixed reverse stock split ratios and corresponding reduction in the number of authorized shares of common stock), we will amend and restate the text currently constituting the first sentence of Article “FOURTH” of our restated certificate of incorporation in the manner set forth above.

By approving this proposal, stockholders will approve each of Amendments A, B, C, D, E, F and G, each of which would combine a specific number of shares of common stock into one share, and correspondingly reduce the number of authorized shares of common stock. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware (which would be one of Amendments A, B, C, D, E, F and G) would include only that number (and the corresponding number of authorized shares of common stock) determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different reverse stock split ratio than those specified in each of Amendments A, B, C, D, E, F and G.
As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a cash payment in lieu of owning a fractional share, as further described in the section titled “Fractional Shares” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq Capital Market under the ticker symbol “CFMS,” although it would receive a new CUSIP number.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) is approved by the Company’s stockholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split (including the corresponding reduction in the number of authorized shares of common stock) will become effective as of the Effective Time. The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.
Except as described below under the sections titled “Fractional Shares” and “Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder,” at the Effective Time, each whole number of issued and outstanding pre-Reverse Stock Split shares that the Board has determined will be combined into one post-Reverse Stock Split share (based on the Board’s final selection of either Amendment A, B, C, D, E, F or G as the version of the Certificate of Amendment that will be implemented) will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the Effective Time represented pre-Reverse Stock Split shares, will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the Effective Time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by the number of pre-Reverse Stock Split shares for which each post-Reverse Stock Split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-Reverse Stock Split shares (except as described below under “—Book-Entry Shares”), to a cash payment, without interest, in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the Reverse Stock Split) of our common stock, as reported on the Nasdaq Stock Market, during the ten consecutive trading days ending on the trading day that is the second day immediately prior to the date on which the Reverse Stock Split becomes effective.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.
Book-Entry Shares
If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-Reverse Stock Split shares of our common stock owned in book-entry form.
Certificated Shares
As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-Reverse Stock Split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reverse Stock Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Authorized Shares
If and when the Reverse Stock Split is effected, the number of authorized shares of common stock will contemporaneously be decreased in proportion to the final ratio determined by our Board with respect to the Reverse Stock Split. As described above, Amendments A, B, C, D, E, F or G set forth above will decrease the number of authorized shares of common stock from 300,000,000 to 150,000,000, 100,000,000, 75,000,000, 60,000,000, 50,000,000, 37,500,000 or 30,000,000, respectively.
As a result of the decrease in authorized shares of common stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of common stock to shares of common stock authorized and issued (or reserved for issuance, including any treasury shares) would be maintained as of the Effective Time (except for any changes as a result of the treatment of fractional shares).
If the Reverse Stock Split is abandoned or deemed to be abandoned by our Board, the decrease in the number of authorized shares will also be abandoned or deemed to be abandoned by our Board.
Certain Risks Associated with the Reverse Stock Split
We cannot predict whether the Reverse Stock Split will increase the market price per share of our common stock proportionately with the ratio of the combination. The market price of our common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:
•
Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines or policies of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

•
The liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not proportionately increase as a result of the Reverse Stock Split.

•
The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split share may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

Principal Effects of Reverse Stock Split on Stock Plans and Equity Awards Thereunder
Pursuant to the terms of the Company’s 2015 Stock Incentive Plan, 2019 Sales Team Performance-Based Equity Incentive Plan, 2011 Stock Option/Stock Issuance Plan, 2004 Stock Option Plan and standalone awards we have made outside of these plans in reliance on Nasdaq’s inducement award exception (collectively, the “Stock Plans”) and the agreements governing equity awards thereunder, the Board or a committee thereof, as applicable, will adjust the number of shares of common stock available for future grant, the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Stock Plans to equitably reflect the effects of the Reverse Stock Split. With respect to any such outstanding equity awards, the contemplated equitable adjustments will result in approximately the same aggregate exercise price being required to be paid under such stock options, and approximately the same value of shares of common stock being delivered upon exercise, vesting or settlement of such awards immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. Any fractional shares that would otherwise result from the Reverse Stock Split adjustments described above with respect to outstanding equity awards will be eliminated through rounding or as otherwise determined by the Board or a committee thereof in accordance with the terms of such Stock Plans and award agreements thereunder.
Accounting Matters
The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split that the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.
Effect on Par Value
The amendment to our restated certificate of incorporation will not affect the par value of our common stock, which will remain at $0.00001 per share.
Dividends
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, our current debt facility does and any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends.
While the timing, declaration and payment of any future dividends to holders of our common stock fall within the discretion of our Board and will depend on our operating results, earnings, financial condition, the capital requirements of our business and other factors, our Board expects that the amount of future dividends, if any, would be adjusted accordingly to reflect the Reverse Stock Split.

No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Potential Anti-Takeover Effect
As part of the proposal to authorize the Board to implement the Reverse Stock Split, the Board is proposing to correspondingly reduce the number of shares of authorized common stock to a proportionate number, as described above. The reason for the reduction is to preclude a significant increase in the number of authorized but unissued shares of common stock vis-à-vis the outstanding shares of common stock. An increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Our Board has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device, and it has determined that a reduction in the number of authorized shares of common stock in the event of a Reverse Stock Split is appropriate.
No Dissenters’ Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our common stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, “qualified foreign pension funds,” partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.
Each holder of our common stock should consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders”. A “U.S. holder” is a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered. A U.S. holder who receives a cash payment from the exchange agent in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to the fractional share of our common stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.
U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and the holding period of, our common stock.
U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of a cash payment from the exchange agent in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders”. A non-U.S. holder is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, except as described below with respect to a cash payment from the exchange agent in lieu of fractional shares, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. Any gain recognized with respect to a cash payment received from the exchange agent in lieu of a fractional share will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States), (ii) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the relevant taxable year and certain other conditions are met or (iii) the gain is subject to tax pursuant to the “FIRPTA” rules discussed below. A non-U.S. holder described in (i) above will be subject to tax on such gain in the same manner as if such non-U.S. holder were a United States person as described in the Code, and, if such non-U.S. holder is a corporation, such gain may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in (ii) above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on such gain, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are or will become “United States real property holding corporation” for U.S. federal income tax purposes.
If we are, or have been at any time during the shorter of (i) the five-year period preceding the recognition of any gain with respect to any cash payment received in lieu of a fractional share of our common stock (as described below) and (ii) a non-U.S. holder’s holding period for its common stock (such shorter period, the “relevant period”), a “United States real property holding corporation,” a non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to any cash payment received in lieu of a fractional share of our common stock. Specifically, except as described below, a non-U.S. holder would generally be subject to U.S. federal income tax on any gain recognized with respect to such cash payment in the same manner as if such non-U.S. holder were a United States person as described in the Code (unless an applicable income tax treaty provides otherwise), although a non-U.S. holder that is a corporation would not be subject to the “branch profits tax” described above on any such gain. In addition, except as described below, a 15% withholding tax may apply to the cash payment received, although the payment would generally be exempt from such withholding tax if the common stock held by the non-U.S. holder is of a class that is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the Nasdaq Capital Market, where our common stock is currently listed). Furthermore, the non-U.S. holder would generally be required to file a U.S. federal income tax return for the taxable year in which the gain is realized and subject to U.S. federal income tax as a result of our status as a “United States real property holding corporation.”
Notwithstanding the foregoing discussion, a non-U.S. holder will be exempt from U.S. federal income and withholding tax on any cash payment received in lieu of a fractional share of our common stock if (i) at any time during the calendar year, any class of our common stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the Nasdaq Capital Market, where our common stock is currently listed) and (ii) (x) if the common stock held by the non-U.S. holder is “regularly traded” on an established securities market, the non-U.S. holder does not actually or constructively own, and has not actually or constructively owned at any time during the relevant period, more than 5% of such regularly traded class of common stock or (y) if the common stock held by the non-U.S. holder is not “regularly traded” on an established securities market, on the date that the non-U.S. holder acquired such common stock it had a fair market value less than or equal to 5% of the fair market value of the regularly traded class of common stock.
Non-U.S. holders should consult their own tax advisors about how the FIRPTA rules would apply to them.
U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash from the exchange agent in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.
Interests of Directors and Executive Officers
Our Directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock and equity awards granted to them pursuant to the Stock Plans.
Reservation of Right to Abandon Reverse Stock Split
We reserve the right to not file the Certificate of Amendment and to abandon any Reverse Stock Split (including all of the fixed reverse stock split ratios and the corresponding reduction in the number of authorized shares of common stock) without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split (including each of the fixed reverse stock split ratios and the corresponding reduction in the number of authorized shares of common stock), you are expressly also authorizing the Board to delay, not proceed with, and abandon, the Reverse Stock Split (including all of the fixed reverse stock split ratios and the corresponding reduction in the number of authorized shares of common stock) and the Certificate of Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.
Vote Required
In accordance with our restated certificate of incorporation and Delaware law, the affirmative vote of a majority of our shares of common stock issued and outstanding as of the Record Date will be required to approve the amendment to our certificate of incorporation pursuant to the Certificate of Amendment to effect the Reverse Stock Split at the discretion of the Board. Abstentions and broker non-votes, if any, will thus count as votes “AGAINST” the amendment to our restated certificate of incorporation to effect the Reverse Stock Split.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then “FOR” the amendment to our restated certificate of incorporation pursuant to the Certificate of Amendment to effect the Reverse Stock Split at the discretion of the Board.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCRPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on our Board, our Compensation Committee, or the Company. Nevertheless, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually. At the 2021 annual meeting of stockholders, the Company’s say-on-pay proposal was supported by 98% of shares that voted on the proposal. The Compensation Committee evaluated these results of the vote in June 2021.
Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures in the “Executive Compensation” section of this Proxy Statement, which describe the 2021 compensation of our named executive officers.
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables, by voting “FOR” the following resolution.
“RESOLVED, that the stockholders of Conformis, Inc. approve, on an advisory basis, the compensation paid to Conformis’ named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion that accompanies the compensation tables.”
Vote Required
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CONFORMIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
The Audit Committee of our Board of Directors has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Grant Thornton LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2008. Although stockholder ratification of the selection of Grant Thornton LLP is not required by law or Nasdaq rules, our Audit Committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider this selection.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.
Vote Required
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have no effect on the outcome of this proposal. There will be no broker non-votes with respect to this proposal.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CONFORMIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OWNERSHIP OF COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 7, 2022 by:
•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 185,559,112 shares of our common stock outstanding as of March 7, 2022.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 7, 2022, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821.
Name and Address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders Wasatch Advisors, Inc.(1) 505 Wakara Way Salt Lake City, UT 84108	18,252,244	9.8%
Stonepine Capital Management, LLC(2) 919 NW Bond Street, Suite 204 Bend, OR 97703-2767	14,768,823	8.0%
ARK Investment Management LLC(3) 3 East 28th Street, 7th Floor New York, NY 10016	12,681,400	6.8%
Armistice Capital, LLC(4) 510 Madison Avenue, 7th Floor New York, NY 10022	12,000,000	6.5%

Named Executive Officers and Directors
Mark A. Augusti(5)	2,850,663	1.5%
Robert S. Howe(6)	421,792	*
J. Brent Alldredge(7)	124,774	*
Carrie Bienkowski(8)	366,837	*
Kenneth P. Fallon III(9)	439,625	*
Gary P. Fischetti	0	*
Philip W. Johnston(10)	350,935	*
Bradley Langdale(11)	391,132	*
Richard Meelia(12)	375,791	*
Michael D. Milligan(13)	1,059,723	*
All current executive officers and directors as a group (9 persons)	6,256,498	3.4%
*	Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
This information is as of December 31, 2021 and is based solely on a Schedule 13G filed on February 11, 2022 by Wasatch Advisors, Inc. to report that it (including affiliates) has sole voting and dispositive power with respect to 18,252,244 shares of common stock.

(2)
This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed on February 14, 2022 by Stonepine Capital Management, LLC to report that it (including affiliates) has sole voting and dispositive power with respect to 14,768,823 shares of common stock.

(3)
This information is as of December 31, 2021 and is based solely on a Schedule 13G filed on February 9, 2022 by ARK Investment Management LLC to report that it (including affiliates) has sole voting and dispositive power with respect to 12,681,400 shares of common stock.

(4)
Armistice Capital, LLC, a Delaware limited liability company (“Armistice”), and Steven Boyd, jointly filed a Schedule 13G/A on February 15, 2022, in which Armistice and Steven Boyd each reported shared voting and dispositive power as to 12,000,000 shares of our common stock. The Company is aware that beneficial ownership referenced by Armistice consists of a warrant to acquire 12,000,000 shares of the Company’s common stock, which warrant was unexercised as of the record date.

(5)	Includes 369,292 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 7, 2022.
(6)	Includes (a) 31,250 shares of restricted common stock and (b) 67,708 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 7, 2022.
(7)	Includes 48,891 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 7, 2022.
(8)	Includes 122,223 shares of restricted common stock.
(9)	Includes (a) 122,223 shares of restricted common stock and (b) 62,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 7, 2022.
(10)	Incudes 122,223 shares of restricted common stock.
(11)	Includes (a) 122,223 shares of restricted common stock and (b) 62,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 7, 2022.
(12)
Includes (a) 122,223 shares of restricted common stock and (b) 253,568 shares of common stock held by The Richard J. Meelia 1997 Revocable Trust (the “Meelia Trust”) for which Mr. Meelia is the Trustee and his immediate family members are beneficiaries. Mr. Meelia disclaims beneficial ownership of the shares held by the Meelia Trust, except to the extent of any pecuniary interest therein.

(13)
Includes (a) 122,223 shares of restricted common stock and (b) 937,500 shares of common stock that are directly held by NewtrAx LLC, which is indirectly controlled by Lexa International Corporation. Mr. Milligan is affiliated with NewtrAx LLC and disclaims beneficial ownership of all shares except to the extent of his pecuniary interest therein.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of any registered class of our equity securities, to file with the SEC initial reports of beneficial ownership of Conformis’ equity securities on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. As a matter of practice, we typically assist our executive officers and directors with these matters and file these reports on their behalf. Based solely on a review of reports we filed on behalf of our directors and executive officers, and written representations from these individuals that no other reports were required, all reports on behalf of our directors and executive officers were filed on a timely basis under Section 16(a), except for, in November 13, 2019, Mr. Johnston sold 19,000 shares of Conformis common stock in an open market trade. The Company became aware in March 2022 that Mr. Johnston had failed to file a Form 4 with respect to this transaction, and the Form 4 was filed by Mr. Johnston on a late basis at such time.

OTHER MATTERS
Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2021 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to you if you write or call us at Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821, Attention: Chief Legal Officer, or by calling (781) 345-9001. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.
Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders
Proposals of stockholders intended to be presented at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 600 Technology Park Drive, Billerica, MA 01821, Attention: Chief Legal Officer, no later than      , 2022, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.
If a stockholder wishes to present a proposal (including director nominations) at our 2023 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than January 4, 2023, and no later than February 3, 2023, provided that if the date of the 2023 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2023 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2023 Annual Meeting of Stockholders was made, whichever occurs later.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than      , 2023.

ANNEX A
CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CONFORMIS, INC.
Conformis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Laws (the “DGCL”), does hereby certify as follows:
FIRST: The name of the Corporation is Conformis, Inc., the date of filing of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was July 7, 2015, the date of filing of its first Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was May 2, 2018 and the date of filing of its second Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was May 25, 2021.
SECOND: The text currently constituting the first sentence of Article “FOURTH” of the Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) [Amendment A: 150,000,000, Amendment B: 100,000,000, Amendment C: 75,000,000, Amendment D: 60,000,000, Amendment E: 50,000,000, Amendment F: 37,500,000, Amendment G: 30,000,000]2 shares of Common Stock, par value of $0.00001 per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Upon the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [Amendment A: 2, Amendment B: 3, Amendment C: 4, Amendment D: 5, Amendment E: 6, Amendment F: 8, Amendment G: 10] shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.00001 per share. No fractional shares shall be issued, and, in lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
THIRD: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this amendment to the Restated Certificate of the Corporation.
FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed on its behalf, by Mark Augusti, its President and Chief Executive Officer, this    day of       .
CONFORMIS, INC.

By:
Name:
Title:
[2]
For the convenience of our stockholders, this form of Certificate of Amendment indicates in brackets, for each of Amendments A, B, C, D, E, F and G, the ratio for the Reverse Stock Split and the correspondingly decreased number of authorized shares of common stock. Only the version of the Certificate of Amendment that sets forth the Amendment providing for the final ratio determined by our Board will be filed with the Secretary of State of the State of Delaware and become effective, whereupon each of the other six versions of the Certificate of Amendment that were approved by the Board and stockholders will automatically be deemed to have been abandoned by our Board.

PRELIMINARY COPY SUBJECT TO COMPLETION

CONFORMIS, INC.
600 TECHNOLOGY PARK DRIVE
BILLERICA, MA 01821

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 3, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CFMS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 3, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73590-P66495 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONFORMIS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three class I directors to our Board of Directors to serve until the 2025 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark A. Augusti
02) Carrie Bienkowski
03) Gary P. Fischetti

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The 2022 Proxy Statement and 2021 Form 10-K are available at www.ProxyVote.com.

D73591-P66495

CONFORMIS, INC.
Annual Meeting of Stockholders
May 4, 2022 12:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Augusti and Robert S. Howe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONFORMIS, INC. that the stockholder(s) is/are entitled to vote at this Annual Meeting of Stockholders to be held at 12:00 PM, Eastern Time, on Wednesday, May 4, 2022, virtually at www.virtualshareholdermeeting.com/CFMS2022, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side